Exhibit 4

PG&E FIRE VICTIM TRUST AGREEMENT

Dated as of July 1, 2020

Pursuant to the Debtors’ and Shareholder Proponents’

Joint Chapter 11 Plan of Reorganization Dated June 19, 2020

PG&E FIRE VICTIM TRUST AGREEMENT

TABLE OF CONTENTS

SECTION I. AGREEMENT OF TRUST		2
1.1	Creation and Name.	2
1.2	Purpose.	3
1.3	Transfer of Assets.	3
1.4	Acceptance of Assets and Assumption of Liabilities.	4
1.5	Beneficial Owners.	6
1.6	Jurisdiction	6
SECTION II. POWERS AND TRUST ADMINISTRATION		7
2.1	Powers.	7
2.2	General Administration	12
2.3	Claims Administration	14
2.4	Claim Approval and Denial.	16
2.5	Confidentiality	16
2.6	Credits for Amounts Covered by Insurance.	17
2.7	Deduction for Payment Received from Wildfire Assistance Fund	18
2.8	Deduction for Payment Received From FEMA.	18
SECTION III. ACCOUNTS, INVESTMENTS, AND PAYMENTS		18
3.1	Accounts.	18
3.2	Investment Guidelines.	19
3.3	Payments.	20
SECTION IV. DISTRIBUTIONS		21
4.1	Distributions	21
4.2	Manner of Payment or Distribution.	21
4.3	Delivery of distributions.	21
4.4	Cash distributions.	22
4.5	No De Minimis Distribution.	22
4.6	Reimbursement and Reporting Obligations Under Medicare Secondary Payer Act.	22
SECTION V. TRUSTEE AND DELAWARE TRUSTEE		24
5.1	Number	24
5.2	Term of Service and Successor Trustee.	24
5.3	Reliance; No Personal Obligation.	24
5.4	Standard of Care; Exculpation.	25
5.5	Protective Provisions.	26
5.6	Compensation and Expenses of the Trustee.	27
5.7	Indemnification.	27
5.8	Trustee’s Employment of Professionals and Experts.	28
5.9	Trustee’s Independence.	28
5.10	Bond.	28
5.11	Delaware Trustee.	29
SECTION VI. TRUST OVERSIGHT COMMITTEE		31
6.1	Members of the TOC.	31
6.2	Duties of the Members of the TOC.	31
6.3	Term of Office of the TOC Members.	31

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6.4	Appointment of Successor Members of the TOC.	32
6.5	Compensation and Expenses of the TOC.	32
6.6	Procedures for Consultation with and Obtaining the Consent of the TOC.	32
SECTION VII. NEUTRALS		34
7.1	Panel of Neutrals.	34
7.2	Duties of the Neutrals.	34
7.3	Random Assignment of Neutrals.	34
7.4	Meetings with Neutrals.	34
7.5	Indemnification.	34
SECTION VIII. GENERAL PROVISIONS		34
8.1	Irrevocability.	34
8.2	Term; Termination.	35
8.3	Amendments.	35
8.4	Meetings.	36
8.5	Severability.	36
8.6	Notices.	36
8.7	Successors and Assigns.	38
8.8	Limitation on Claim Interests for Securities Laws Purposes.	38
8.9	Evidence of Beneficial Interests.	39
8.10	Exemption from Registration.	39
8.11	Transfer and Exchange.	39
8.12	Change of Address.	39
8.13	Entire Agreement; No Waiver.	39
8.14	Headings.	40
8.15	Compliance with Laws.	40
8.16	Governing Law.	40
8.17	Settlors’ Representative.	40
8.18	Dispute Resolution.	40
8.19	Settlements with Federal and State Agencies of Governmental Agency Fire Claims.	41
8.20	Enforcement and Administration.	41
8.21	Joinder.	41
8.22	Effectiveness.	42
8.23	Counterpart Signatures.	42

EXHIBIT 1

EXHIBIT 2

EXHIBIT 3

EXHIBIT 4

EXHIBIT 5

EXHIBIT 6

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PG&E FIRE VICTIM TRUST AGREEMENT

This PG&E Fire Victim Trust Agreement (this “Trust Agreement”), dated as of July 1, 2020 and effective as of the Effective Date, implements certain of the terms of the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization Dated June 19, 2020 (as may be further modified, amended, or supplemented from time to time, and together with all exhibits and schedules thereto, the “Plan”),1 confirmed by an order entered on June 20, 2020 [Docket No. 8053] (the “Confirmation Order”) by the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”) in the chapter 11 cases of PG&E Corporation (“PG&E Corp”) and Pacific Gas and Electric Company (the “Utility”) (collectively, the “Debtors,” “PG&E,” or the “Settlors”), jointly administered under Case No. 19-30088. The Trustee of the Fire Victim Trust (the “Trustee”), the Delaware Trustee pursuant to this Trust Agreement and any successor Delaware Trustee serving in such capacity (the “Delaware Trustee”), and the members of the Fire Victim Trust Oversight Committee (the “TOC”) who are identified on the signature pages hereof have approved of this Trust Agreement.

RECITALS

A. The Debtors have, or contemporaneously with the execution of this Trust Agreement will have, reorganized under the provisions of Chapter 11 of the Bankruptcy Code in cases filed in the United States Bankruptcy Court for the Northern District of California known as In re PG&E Corporation et al., Debtors, Jointly Administered Case No. 19-30088 (collectively, the “Chapter 11 Cases”).

B. The Debtors, the TCC, and the Consenting Fire Claimant Professionals have approved the entry into this Trust Agreement. The Debtors are executing this Trust Agreement in their capacity as Settlors to (i) implement the Plan and to create the Fire Victim Trust in accordance with the Plan and Confirmation Order; and (ii) to ensure that the Debtors’ and the Reorganized Debtors’ rights and interests are protected, including, without limitation, with respect to the Channeling Injunction. The Debtors or the Reorganized Debtors have no responsibility, liability, or obligations whatsoever with respect to the processing, settlement, resolution, satisfaction, or payment of any Fire Victim Claims and take no position on the procedures set forth in the CRP (as defined below).

C. The Confirmation Order has been entered by the Bankruptcy Court and is in full force and effect.

D. Tens of thousands of persons and entities have asserted that they sustained damage in various ways as a result of wildfires in 2015, 2017, and 2018 that are listed on Exhibit 1 attached hereto (the “Fires”). As of the December 31, 2019 deadline for submission of claims against the Debtors relating to the Fires, more than 80,000 claims had been filed.

E. The Plan provides, among other things, for the creation of the Fire Victim Trust (the “Trust”) to evaluate, administer, process, settle, expunge, and resolve all Fire Victim

[1]	Capitalized terms used but not herein defined shall have the meaning ascribed to them in the Plan or the Confirmation Order, as applicable.

Claims and, to the extent either (i) approved and liquidated pursuant to the Fire Victim Claims Resolution Procedures attached as Exhibit 2 hereto (the “CRP”), or (ii) Allowed (to the extent such Claim is approved and liquidated pursuant to clause (i) herein or Allowed pursuant to clause (ii) herein, “Approved”), satisfy and pay all Approved Fire Victim Claims in accordance with the Trust Agreement and the CRP (together, including all related exhibits, the “Trust Documents”), the Plan and the Confirmation Order, and to prosecute or settle the Assigned Rights and Causes of Action.

F. The Plan provides that, on the Effective Date and continuing thereafter until fully funded by the Debtors, the Aggregate Fire Victim Consideration shall be transferred to, vested in, and assumed by the Trust.

G. Pursuant to the Trust Documents, the Plan and the Confirmation Order, the Trustee is to use the Trust Assets (as defined in Section 1.3(a), below) to satisfy and pay, on a pro rata basis, Approved Fire Victim Claims against the Debtors.

H. It is the intent of the Trustee and the TOC that the Trust be administered, maintained, and operated at all times through mechanisms that provide reasonable assurance that the Trust will evaluate, administer, process, settle, expunge, resolve, and, to the extent Approved, compensate Fire Victim Claims pursuant to the CRP in a fair, consistent, equitable manner, and on a pro rata basis, in compliance with the terms of the Trust Documents, the Plan and the Confirmation Order, and to the extent of available Trust Assets.

I. Pursuant to the Plan, the Trust is intended to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the Internal Revenue Code of 1986, as amended (the “QSF Regulations”), and, to the extent permitted under applicable law, for state and local income tax purposes, subject to the Debtors’ or Reorganized Debtors’ right to make an election to treat the Trust as a “grantor trust” for U.S. federal income tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes.

J. The Bankruptcy Court has determined that the Trust and the Plan satisfy all the prerequisites for the Channeling Injunction, and such Channeling Injunction shall be fully effective and enforceable.

NOW, THEREFORE, it is hereby agreed as follows:

SECTION I.

AGREEMENT OF TRUST

1.1 Creation and Name. The Debtors as Settlors hereby create a trust known as the “PG&E Fire Victim Trust,” which is the Fire Victim Trust provided for and referred to in the Plan and the Confirmation Order. The Trustee may transact the business and affairs of the Trust in the name of the Trust, and references herein to the Trust shall include the Trustee acting on behalf of the Trust. It is the intention of the parties hereto that the PG&E Fire Victim Trust created hereby constitutes a statutory trust under Chapter 38 of title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the “Act”) and that this document, along with the CRP, the Plan and the Confirmation Order, constitute the governing instruments of the PG&E Fire Victim Trust. The Trustee and the Delaware Trustee are hereby authorized and directed to execute and file a Certificate of Trust with the Delaware Secretary of State in the form attached hereto as Exhibit 3.

1.2 Purpose. The purposes of the Trust are to (i) assume the liability for all Class 5A-III and Class 5B-III Claims against the Debtors, (ii) evaluate, administer, process, settle, defend, expunge, resolve, liquidate Fire Victim Claims, and satisfy and pay all Approved Fire Victim Claims and all Trust Expenses (as defined in Section 1.4(b) below) of the Trust from the Trust Assets (as defined in Section 1.3(a), below) in a fair, consistent, and equitable manner without regard to the asserted amount of the claim (and in respect of Approved Fire Victim Claims, on a pro rata basis), (iii) prosecute or settle all Assigned Rights and Causes of Action, (iv) preserve, hold, manage, monetize and maximize the Trust Assets for use in paying and satisfying Approved Fire Victim Claims on a pro rata basis and for use in paying all Trust Expenses, all in accordance with the terms of the Trust Documents, the Plan and the Confirmation Order, and (iv) otherwise comply in all respects with the Trust Documents, the Plan and the Confirmation Order. In order to be able to effectuate these purposes, the Trustee, Delaware Trustee, Claims Administrator, Claims Processor, Neutrals, and their agents, shall have no interest in and at all times shall be independent of the Debtors, the Fire Victim Claimants, the TOC, and their agents. Pre-Effective Date appointments, retentions and/or applications of the Trustee, Claims Administrator or any Professional in the Chapter 11 Cases shall not prevent the Trustee, Claims Administrator or any Professional from being deemed independent.

1.3 Transfer of Assets.

(a) Pursuant to, and in accordance with Sections 4.7, 4.26 and 6.7 of the Plan, beginning upon the Effective Date and continuing thereafter until fully funded by Debtors, the Trustee will receive the Aggregate Fire Victim Consideration to fund the Trust and use the Aggregate Fire Victim Consideration and any income earned or proceeds derived from all such assets (collectively, the “Trust Assets”) to resolve all Fire Victim Claims, satisfy the terms of any court-approved settlement agreements entered into pursuant to the Plan that provide for Trust payment obligations, if any, and pay all Trust Expenses. The Aggregate Fire Victim Consideration will be transferred free and clear of any liens, encumbrances, charges, claims, interests or other liabilities of any kind by the Debtors, any creditor, or other entity except as otherwise provided in the Plan, the Confirmation Order and this Trust Agreement. To the extent certain assets comprising the Aggregate Fire Victim Consideration, because of their nature or because such assets will accrue or become transferable subsequent to the Effective Date, and cannot be transferred to, vested in, and assumed by the Trust on such date, such assets shall be automatically, and without further act or deed, transferred to, vested in, or assumed by the Trust as soon as reasonably practicable after such date. The Debtors shall execute and deliver such documents as the Trustee reasonably requests to transfer and assign any assets comprising the Aggregate Fire Victim Consideration to fund the Trust. The Trustee on behalf of the Trust, is authorized, to the extent necessary, to receive such documents. No monies, choses in action, and/or assets comprising the Trust Assets that have been transferred, granted, assigned, or otherwise delivered to the Trustee shall be used for any purpose other than for the payment, defense, or administration of the Fire Victim Claims and the payment of Trust Expenses.

(b) In furtherance of, and without limiting, the foregoing:

(i) On the Effective Date, the Debtors shall irrevocably grant and assign to the Trust, and the Trust shall receive and accept, the rights under the 2015 Insurance Policies specified in subparagraph (e) of the definition of Aggregate Fire Victim Consideration in Section 1.6 of the Plan (the “Insurance Rights Transfer”).

(ii) The Trust shall become liable for and shall satisfy, solely from the Trust Assets and to the extent required under applicable law, any premiums, deductibles, self-insured retentions, and any other amounts arising in any way out of the receipt of any payment from an Insurance Company.

(iii) The Insurance Rights Transfer is made to the maximum extent possible under applicable law.

(iv) The Insurance Rights Transfer is absolute and does not require any further action by the Debtors, the Reorganized Debtors, the Trust, the Bankruptcy Court, or any other Entity.

(v) The Parties hereto intend that the Insurance Rights Transfer shall be governed by, and construed in accordance with, the Bankruptcy Code and other applicable laws governing the Insurance Policies.

(c) The income of the Trust (after payment of all taxes thereon) shall be added to the Trust Assets and used in accordance with the purposes of the Trust as set forth in Section 1.2 hereof.

(d) The Fire Victim Trust shall not have any rights of the Debtors or Reorganized Debtors under any executory contract or unexpired lease that is assumed under section 365 of the Bankruptcy Code pursuant to the Plan or during the Chapter 11 Cases, except to the extent that an Assigned Right or Cause of Action arises under such an assumed executory contract or assumed unexpired lease. The Debtors’ or Reorganized Debtors’ assumption of an executory contract or unexpired lease shall not impair or diminish an Assigned Right or Cause of Action that arises under such assumed executory contract or assumed unexpired lease.

(e) For the avoidance of doubt, nothing in the Trust Documents shall amend, modify, expand or supplement the scope of the Aggregate Fire Victim Consideration to be transferred from the Debtors to the Trust pursuant to the terms of the Plan and the Confirmation Order.

1.4 Acceptance of Assets and Assumption of Liabilities.

(a) In furtherance of the purposes of the Trust, the Trustee hereby expressly accepts the transfer to the Trust of the Aggregate Fire Victim Consideration, subject to the terms contemplated in the Trust Documents, the Plan and the Confirmation Order. The Trustee shall succeed to all of the Debtors’ respective right, title, and interest in the Aggregate Fire Victim Consideration, including but not limited to, standing to commence, pursue, abandon, or settle any Assigned Rights and Causes of Action, and the Debtors will have no further equitable or legal interest in, or with respect to, the Aggregate Fire Victim Consideration or the Trust.

(b) In furtherance of the purposes of the Trust, and in accordance with the terms of the Trust Documents, the Plan and the Confirmation Order, the Trust expressly assumes (i) all liabilities and responsibility for all Fire Victim Claims against the Debtors, and (ii) all reasonable fees and expenses incurred in pursuing the Trust Assets, administering the Trust, managing the Trust Assets, and making distributions in accordance with the Trust Documents, the Plan, and the Confirmation Order (the “Trust Expenses”), all of which items under clauses (i) and (ii) shall be paid from the Trust Assets, such that the Reorganized Debtors shall not have any further financial or other responsibility or liability therefor. Except as otherwise provided in the Trust Documents, the Plan and the Confirmation Order, the Trustee shall have the right to assert all defenses that the Debtors have or would have had under applicable law to all Fire Victim Claims; provided, however, that (A) the Trust’s and Trustee’s right to assert the defenses of comparative fault and/or comparative negligence with respect to a Fire Victim Claimant shall be limited to the determination of the amount of that Claimant’s Fire Victim Claims and for no other purpose (including the determination of the amount of any other Claimant’s Fire Victim Claims), (B) the Trust’s rights and defenses (except as otherwise expressly set forth in this Section 1.4(b)(A) and Section 1.4(b)(C)) shall not include claims that may be asserted by the Debtors or Reorganized Debtors by way of setoff, recoupment, counterclaim, or cross claim and (C) the Trustee may raise and assert Assigned Rights and Causes of Action in defense of Fire Victim Claims. Any holder of a Fire Victim Claim shall be permitted to assert any defense to Assigned Rights and Causes of Action that such holder would have under applicable law if the Debtors, as opposed to the Trust, were asserting the Assigned Rights and Causes of Action.

(c) The parties hereto intend that the Trust be classified as a “qualified settlement fund” under the QSF Regulations (and corresponding or similar provisions of state, local, or foreign law, as applicable). No provision herein or in the CRP shall be construed or implemented in a manner that would cause the Trust to fail to qualify as a “qualified settlement fund” under the QSF Regulations, provided, however, that the Debtors or Reorganized Debtors may elect to treat the Trust as a “grantor trust” for U.S federal income tax purposes, in which case the parties hereto shall be bound by such election, notwithstanding anything in this Trust Agreement to the contrary (including Section 2.2(b) below), and, to the extent permitted under applicable law, the Trust shall be treated consistently for state and local tax purposes. The Debtors or Reorganized Debtors shall inform the Trustee no later than April 1, 2021 (or such earlier date as the parties agree in connection with the obligation to timely file tax returns or extensions with respect thereto), of their decision with respect to the “grantor trust” election.

(d) Nothing in this Trust Agreement shall be construed in any way to (i) limit the scope, enforceability, or effectiveness of the Channeling Injunction or any other injunction or release issued or granted in connection with the Plan or (ii) limit the Trust’s assumption of all liability for Fire Victim Claims against the Debtors.

(e) Claimant Releases. As further described in the CRP, the Trust shall require all holders of Approved Fire Victim Claims to execute a release in substantially the same form and content as the (i) Claimant Release and Indemnification in Connection With the Fire Victim Trust Awards or (ii) Entity Claimant Release and Indemnification in Connection With the Fire Victim Trust Awards, attached hereto as Exhibits 4A and 4B (each, a “Claimant Release” and together the “Claimant Releases”) as a precondition to receiving each distribution on account of their Fire Victim Claims from the Trust.2

[2]

In accordance with the Order on Remaining Objection of California State Agencies and the United States of America Regarding Proposed Government Entity Release [Docket No. 7973] the governmental entities that were the subject of such Order shall not be required to execute a Claimant Release in connection with receiving distributions from the Trust.

(f) Made Whole Release. Pursuant to and subject to Section 4.25(f)(ii) of the Plan and the Confirmation Order, and as further described in the CRP, and except with respect to any settlement or other agreement regarding the Fire Victim Claims asserted by Adventist Health System/West and Feather River Hospital d/b/a Adventist Health Feather River and the parties to the State Agency Settlement [Docket No. 7399-2] and the Federal Agency Settlement [Docket No. 7399-1], the Trust shall require all Claimants who hold Approved Fire Victim Claims to execute a release in substantially the same form and content as the Mutual Made Whole Release attached hereto as Exhibit 5 (the “Mutual Made Whole Release”) upon the Claimant’s acceptance of the Claimant’s Total Allocation Award (as defined in the Mutual Made Whole Release). A Claimant’s acceptance of the Total Allocation Award does not establish that the Claimant has been fully compensated under California law for their compensable damages as a result of the fire to the extent those damages are covered by insurance, and the Claimant is not agreeing as a factual matter that the Claimant has been fully compensated for each and every category of their damages under California law.

1.5 Beneficial Owners.

(a) To the extent required by the Act, the beneficial owners (within the meaning of the Act) of the PG&E Fire Victim Trust (the “Beneficial Owners”) shall be the holders of the Class 5A-III and Class 5B-III Claims against the Debtors, provided that, (i) the holders of such Class 5A-III and Class 5B-III Claims, as Beneficial Owners, shall have only such rights with respect to the Fire Victim Trust and its assets as are set forth in the Trust Documents, the Plan and the Confirmation Order, and (ii) no greater or other rights, including upon dissolution, liquidation or winding up of the Fire Victim Trust, shall be deemed to apply to the holders of such Class 5A-III and Class 5B-III Claims in their capacity as Beneficial Owners.

(b) No Beneficial Owner shall be entitled to (i) hold any title in or to the Trust Assets (which title shall be vested in the Trust) or (ii) any right to call for a partition or division of the Trust Assets or to require an accounting. For the avoidance of doubt, Beneficial Owners shall not have rights comparable to shareholders of a corporation (other than limited liability, as provided in Section 3803(a) of the Act).

(c) Subject to giving reasonable notice, a Beneficial Owner may request information and documents relating to their claim from the Claims Administrator, but shall have no right to request information relating to the claims of other Beneficial Owners.

1.6 Jurisdiction. The Bankruptcy Court shall have exclusive jurisdiction with respect to any action relating to or arising out of the Trust, provided, however, that solely with respect to Claims relating to individuals who died or suffered personal injury as a result of the Fires (“PI/WD Claims”), as set forth in Section IX.B of the CRP, the United States District Court for the Northern District of California and the Bankruptcy Court shall have concurrent jurisdiction. Only in the event that neither the Bankruptcy Court nor the United States District Court for the Northern District of California has subject matter jurisdiction, then the Superior Court of California for the County of San Francisco shall have exclusive jurisdiction of all matters relating to or arising out of the Trust. The court having exclusive jurisdiction pursuant to this Section 1.6 (and, solely with respect to the PI/WD Claims, both the United States District Court for the Northern District of California and the Bankruptcy Court) shall be referred to hereinafter as the “Court of Exclusive Jurisdiction.” For the avoidance of doubt, nothing in this Section 1.6 shall affect, impair, alter, modify or supersede the procedures contained in the CRP or the authority granted to the Trustee under the Trust Documents, the Plan and the Confirmation Order to, inter alia, evaluate, administer, process, settle, expunge, and resolve all Fire Victim Claims under the CRP in the manner and to the effect set forth therein.

SECTION II.

POWERS AND TRUST ADMINISTRATION

2.1 Powers.

(a) The Trustee is and shall act as the fiduciary to the Trust in accordance with the provisions of this Trust Agreement. The Trustee shall administer the Trust, the Trust Assets, and any other amounts to be received under the terms of the Trust Documents, the Plan and the Confirmation Order in accordance with the purposes set forth in Section 1.2 above and in the manner prescribed by the Trust Documents, the Plan and the Confirmation Order. Subject to the limitations set forth in the Trust Documents, the Plan and the Confirmation Order, the Trustee shall have the power to take any and all actions that in the judgment of the Trustee are necessary or proper to fulfill the purposes of the Trust, including, without limitation, each power expressly granted in this Section 2.1, any power reasonably incidental thereto and any trust power now or hereafter permitted under the laws of the State of Delaware. Nothing in this Trust Agreement, the Plan, any Trust Document or any related document shall require the Trustee to take any action if the Trustee reasonably believes that such action is contrary to law. In addition to all powers enumerated in the Trust Documents, the Plan and the Confirmation Order, including, but not limited to, the Trustee’s powers and authority in respect of the interpretation, application of definitions and rules of construction set forth in Article I of the Plan to the fullest extent set forth therein, from and after the Effective Date, the Trust shall succeed to all of the rights and standing of the Debtors with respect to the Assigned Rights and Causes of Action in its capacity as a trust administering assets for the benefit of the Fire Victims. In the event of any ambiguity or conflict between the terms of the Trust Documents or any related document required or provided for under the Trust Documents, and the Plan or the Confirmation Order, the Plan and Confirmation Order shall control, notwithstanding that the Trust Documents may be incorporated in or annexed to the Confirmation Order. The Trustee shall be permitted to act in accordance with his reasonable belief, with or without advice of counsel, as he determines in his sole discretion, as to what action (or inaction) is required or permitted pursuant to this Trust Agreement in accordance with the Trust Documents, the Plan and the Confirmation Order, provided that, for the avoidance of doubt, the Trustee shall be required to consult on, or obtain consent with respect to, only those certain matters as expressly provided for in this Trust Agreement.

(b) The Trustee will be appointed as the representative of each of the Debtors’ estates pursuant to sections 1123(a)(5), (a)(7), and (b)(3)(B) of the Bankruptcy Code solely with respect to the Assigned Rights and Causes of Action, and as such will be vested with the authority and power (subject to this Trust Agreement) to, among other things, prosecute and settle all Assigned Rights and Causes of Action in his capacity as a trustee for the benefit of the Fire Victims, whether or not such Assigned Rights and Causes of Action are pending in filed litigation. The Trustee will be substituted for and will replace the Debtors, their estates, and/or any official committee appointed in any related action, and is authorized to appear before any court or tribunal in any proceeding that relates to or affects the Trust or Trust Assets.

(c) Unless otherwise expressly provided for under the Plan or the Confirmation Order, on the Effective Date all Assigned Rights and Causes of Action will vest in the Trustee free and clear of all claims, liens, encumbrances, charges, and other interests, subject to the provisions of the Trust Documents, the Plan and the Confirmation Order. On and after the Effective Date, the transfer of the Assigned Rights and Causes of Action to the Trust will be deemed final and irrevocable.

(d) Except as required by applicable law or the Trust Documents, the Plan and the Confirmation Order, the Trustee need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

(e) Without limiting the generality of Section 2.1(a) above, and except as limited in this Trust Agreement, the Plan, the Confirmation Order and by applicable law, the Trustee shall have the power to:

(i) receive and hold the Trust Assets and exercise all rights with respect thereto, including the right to sell any securities that are included in the Trust Assets and purchase securities and other assets that are to be included in the Trust Assets, all of which shall be subject to the limitations set forth in Sections 3.2 and 3.3 below;

(ii) subject to the terms of any agreements entered into pursuant to the Plan that provide otherwise, including, but not limited to, the Trust RRA (as defined in the Parties’ Joint Stipulation Regarding the Registration Rights Agreement and Related Agreements of the Fire Victim Trust [Docket No. 7913]), exercise the right to vote given to owners of New HoldCo Common Stock that are included in the Trust Assets, except that in exercising the right to vote for the election of members of the Board of Directors of New HoldCo, to the extent applicable, the Trustee shall do so only after obtaining the consent of the TOC;

(iii) invest the monies and other assets held from time to time by the Trust, subject to the limitations set forth in Sections 3.2 and 3.3 below;

(iv) sell, transfer, or exchange any or all of the Trust Assets at such prices and upon such terms as the Trustee may determine proper in consultation with the Investment Advisor and consistent with the other terms of the Trust Documents, the Plan and the Confirmation Order;

(v) enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the Trust to operate;

(vi) determine and pay liabilities and expenses created, incurred, or assumed by the Trust, except that the Claims Administrator (as defined in Section 2.3, below) shall have all rights, responsibilities, and powers related to the resolution of any Fire Victim Claims in accordance with the Trust Documents, the Plan and the Confirmation Order;

(vii) prepare analyses and budget(s), both of which may be updated from time to time, of all Fire Victim Claims (“Claims Budget”) in order to determine the fair and appropriate amount to be distributed on Approved Fire Victim Claims as such claims become Approved, which takes into account the existence of the Approved Fire Victim Claims that have not yet been paid and Fire Victim Claims that have not yet become Approved Fire Victim Claims, including by maintaining sufficient Trust Assets on hand as deemed by the Trustee, in his or her sole discretion (based on, among other things, the Claims Budget), to be necessary and prudent in carrying out the purposes of the Trust, including, but not limited to, ensuring that all Approved Fire Victim Claims receive a pro rata distribution or as close thereto as possible, regardless of when such claim is fully administered under the terms of the Trust and CRP such that it becomes an Approved Fire Victim Claim;

(viii) establish such funds, reserves, and accounts within the Trust, as deemed by the Trustee, in his or her sole discretion, to be useful in carrying out the purposes of the Trust;

(ix) assign Neutrals (as defined in Section 7.1 of this Trust Agreement), to serve on the Complex Panel (as defined in Section 7.1 of this Trust Agreement). Neutrals shall be randomly assigned from the Panels to the specific tasks enumerated in the CRP;

(x) appoint an independent appeals officer (the “Appeals Officer”) to determine whether an appeal from a Determination of the Claims Administrator should be heard by a Neutral from the General Panel or by a Neutral from the Complex Panel;

(xi) sue, be sued, and participate as a party or otherwise in any judicial, administrative, arbitrative, or other proceeding;

(xii) supervise and administer the Trust in accordance with this Trust Agreement and the CRP;

(xiii) appoint such officers and retain such employees, consultants, advisors, independent contractors, experts, and agents and engage in such legal, financial, accounting, investment, auditing, forecasting, and alternative dispute resolution services and activities as the business of the Trust requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Trustee permit and as the Trustee, in his or her discretion, deems advisable or necessary in order to carry out the terms of this Trust Agreement;

(xiv) subject to the Budget (as defined in Section 2.2(d)(i), below) and Sections 5.6(b) and 5.8 below, reimburse the Trustee and pay reasonable compensation to any employees, consultants, advisors, independent contractors, experts, and agents for legal, financial, accounting, investment, auditing, forecasting, and alternative dispute resolution services and activities;

(xv) subject to the Budget and Sections 2.3(c), 5.6(b), 5.7, 5.8, and 6.6 below, reimburse the Trustee, Delaware Trustee, Claims Administrator, TOC and other employees, consultants, advisors, independent contractors, experts, and agents for all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder;

(xvi) execute and deliver such instruments as the Trustee considers proper in administering the Trust;

(xvii) enter into such other arrangements with third parties as are deemed by the Trustee to be useful in carrying out the purposes of the Trust, provided such arrangements do not conflict with any other provision of this Trust Agreement;

(xviii) in accordance with Section 5.7 below, defend, indemnify, and hold harmless (and purchase insurance indemnifying) the Trust Indemnified Parties (as defined below) solely from the Trust Assets and to the fullest extent permitted by law, however, notwithstanding anything to the contrary herein, no party shall be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he or she is ultimately liable under Section 5.4 below;

(xix) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the Trust Assets to any one or more reputable institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in Section 5.4 below;

(xx) consult with the TOC at such times and with respect to such issues relating to the conduct of the Trust as set forth herein;

(xxi) make, pursue (by litigation or otherwise), abandon, collect, compromise, or settle for the benefit of the Trust any claim, right, action, or cause of action included in the Trust Assets, including, but not limited to, insurance recoveries and claims against third parties before any court of competent jurisdiction, which power shall, for the avoidance of doubt, be exercised in the Trustee’s sole and absolute discretion;

(xxii) withhold, at his discretion, any distribution, or portion thereof, on account of any Claim that received a Final Determination or Judicial Determination (as defined in the CRP) if the Claimant is subject to pending or contemplated litigation brought by the Trust in respect of Assigned Rights and Causes of Action under the Plan until the final resolution of such litigation, including the conclusion of all appellate rights or expiration of any statutes of limitation;

(xxiii) disallow, at his discretion, any Claim of any entity or person that is liable to the Trust in respect of Assigned Rights and Causes of Action under the Plan until such entity or person has paid the amount for which such entity or person is liable to the Trust;

(xxiv) purchase such insurance and performance bonds as the Trustee deems appropriate or as required under the Trust Documents, the Plan and the Confirmation Order, including with respect to any indemnification obligations of the Trust;

(xxv) take any and all actions required by the Trust Documents, the Plan and the Confirmation Order;

(xxvi) require, in respect of any distribution of Trust Assets, the Trustee’s timely receipt of properly executed documentation (including, without limitation, Form W- 8BEN, Form W-8BEN-E, or Form W-9, as applicable (the “Tax Documents”)) as the Trustee determines in his or her sole discretion is necessary or appropriate to comply with United States federal, state, local or foreign tax laws then in effect, and condition any distribution to any Beneficial Owner or counsel for any Beneficial Owner upon the receipt of properly executed Tax Documents and the receipt of such other documents as the Trustee determines in his or her sole discretion is necessary or appropriate to carry out the purposes of the Trust;

(xxvii) petition the Superior Court of California for the County of San Francisco to appoint a special master (the “Special Master”) to approve any and all minors’ compromises in conjunction with the evaluation, disallowance, resolution, settlement, and approval of any and all Fire Victim Claims in accordance with the CRP;

(xxviii) contract for the establishment and continuing maintenance of a website (the “Trust Website”) to aid in communicating information to Fire Victims and in making the activities of the Trust as transparent as possible; and

(xxix) engage in any transactions necessary or appropriate to the foregoing or to facilitate implementation of the Plan, including but not limited to, entering into, performing, and exercising rights under contracts and leases on behalf of the Trust.

(f) The Trustee shall not have the power to guarantee any debt of other persons.

(g) The Trustee agrees to take the actions of the Trust required hereunder.

(h) The Trustee shall give the TOC prompt notice of any act proposed to be performed or that requires consultation with, or the consent of, the TOC, including but not limited to Sections 2.1(e)(ii), 2.2(a) 2.2(f), 2.3(d), 3.2(c), 6.5, and 6.6.

(i) Except as otherwise set forth in the Trust Documents, the Plan and the Confirmation Order, and subject to any retention of jurisdiction by the Bankruptcy Court as provided in the Plan, but without prior or further authorization, the Trustee may control and exercise authority over the Trust Assets and over the protection, conservation, and disposition thereof. No person dealing with the Trust shall be obligated to inquire into the authority of the Trustee in connection with the protection, conservation, or disposition of the Trust Assets. It is intended that a signed copy of this Agreement shall serve as adequate proof of the Trustee’s authority to act if such proof is required for any reason by any third party.

2.2 General Administration. The Trustee shall act in accordance with the Trust Documents, the Plan and the Confirmation Order.

(a) The timeframes and deadlines related to the administration of the Trust as set forth in this Trust Agreement and the CRP are subject to adjustment and extension by: (i) the Trustee, in his or her reasonable discretion; and (ii) upon request of the TOC, for good cause and in consultation with the Trustee. The Trustee, in consultation with the TOC, may promulgate and adopt trust bylaws that are consistent with the terms of the Trust Agreement (“Trust Bylaws”). In the event Trust Bylaws are adopted, then the Trust Bylaws, if any, shall govern the affairs of the Trust. In the event of any inconsistency between the Trust Bylaws (if any) and this Trust Agreement, this Trust Agreement shall govern.

(b) The Trustee shall be the “administrator” of the Trust within the meaning of Treasury Regulations section 1.468B-2(k)(3) and, in such capacity, shall (i) timely file such income tax and other returns and statements required to be filed and shall timely pay all taxes required to be paid by the Trust out of the Trust Assets, which assets may be sold by the Trustee to the extent necessary to satisfy tax liabilities of the Trust, (ii) comply with all applicable reporting and withholding obligations, (iii) satisfy all requirements necessary to qualify and maintain qualification of the Trust as a qualified settlement fund within the meaning of the QSF Regulations, and (iv) take no action that could cause the Trust to fail to qualify as a qualified settlement fund within the meaning of the QSF Regulations.

(c) The Trustee shall timely account to the Bankruptcy Court as follows:

(i) The Trustee shall engage a firm of independent certified public accountants (the “Trust Accountants”) selected by the Trustee, to audit, and the Trustee shall file with the Bankruptcy Court, within one hundred and twenty (120) days following the end of each fiscal year, an annual report (the “Annual Report”) containing special-purpose financial statements of the Trust (including, without limitation, the assets and liabilities of the Trust as of the end of such fiscal year and the additions, deductions and cash flows for such fiscal year) audited by the Trust Accountants and accompanied by an opinion of such firm as to the fairness in all material respects of the special-purpose financial statements. The Trustee shall provide a copy of such Annual Report to the Claims Administrator and the TOC, and shall publish it on the Trust Website when such report is filed with the Bankruptcy Court.

(ii) In connection with the filing of the Annual Report, the Trustee shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements (the “Claims Report”). The Trustee shall provide a copy of the Claims Report to the Claims Administrator and the TOC, and shall publish it on the Trust Website when such report is filed with the Bankruptcy Court.

(iii) All materials filed with the Bankruptcy Court by this Section 2.2(c) need not be served on any parties in the Chapter 11 Cases but shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court.

(d) With respect to the Budget:

(i) the Trustee shall cause to be prepared, as soon as practicable prior to the commencement of each fiscal year, a budget (the “Budget”) covering the administrative costs and expenses of the Trust (including: (a) compensation for the Trustee and the Trustee’s consultants, professionals, advisors, independent contractors, experts, and agents; (b) compensation for the Claims Administrator and the Claims Administrator’s professionals; and (c) compensation for the Delaware Trustee) for such fiscal year and the succeeding four fiscal years. Prior to the Trustee preparing the Budget for each year, the TOC shall provide the Trustee with its reasonable estimates of necessary expenses to be incorporated into the Budget. The Trustee shall provide a copy of each Budget to the TOC. The Trustee shall cause the initial Budget to be prepared promptly following the Effective Date; and

(ii) the Trustee shall undertake to manage the expenses of the Trust in accordance with the Budget, with the goal of not exceeding the aggregate amount of 120% of the Budget for any fiscal year, absent reasonably unforeseen circumstances.

(e) The Trustee shall consult with the TOC (i) on matters not contemplated by this Trust Agreement regarding the general implementation and administration of the Trust, (ii) on matters not contemplated by this Trust Agreement regarding the general implementation and administration of the CRP and (iii) on such other matters as may be required under this Trust Agreement and the CRP.

(f) The Trustee shall be required to obtain the consent by vote of a simple majority of the TOC pursuant to the notice and quorum requirements set forth in Section 6.6 herein to:

(i) amend, supplement, modify, terminate or extend the term of the Trust in any respect;

(ii) amend, supplement or modify the Trust Agreement in any respect, provided, however, that the Trust Agreement may not be modified in any material way that is inconsistent with the Plan, the Confirmation Order or the Bankruptcy Code without the approval of the Bankruptcy Court;

(iii) amend, supplement or modify the CRP in a manner that the Trustee determines, in his or her reasonable discretion, materially affects: (x) the process or processes for submitting Fire Victim Claims for evaluation under the CRP; or (y) the process or processes for evaluating and administering Fire Victim Claims under the CRP. For the avoidance of doubt, and in no way expanding the limitations provided in the foregoing, the TOC shall have no consent right or rights over any amendment, supplement, or modification to the CRP in any other respect, including in respect of valuation, estimation, or budgeting under the CRP including any valuation, estimation, determination or budgeting of any Fire Victim Claim, group of Fire Victim Claims or category of Fire Victim Claims, provided that the Trustee may determine, in his or her sole discretion to consult the TOC on such and all other matters related to the CRP; further provided that the CRP may not be modified in any material way that is inconsistent with this Trust Agreement, the Plan, the Confirmation Order, or the Bankruptcy Code without the approval of the Bankruptcy Court;

(iv) change the form of the Claimant Releases to be provided pursuant to the CRP or this Trust Agreement (for the avoidance of doubt, the form of Mutual Made Whole Release shall be in the form attached to the Plan, and shall not be amended absent an amendment to the Plan);

(v) subject to the terms of any agreements entered into pursuant to the Plan that provide otherwise, exercise the right to vote for the election of members of the Board of Directors of New HoldCo, to the extent applicable;

(vi) settle any litigation involving Trust Assets or rights relating to Trust Documents, the Plan and the Confirmation Order, except that the Trustee shall not be required to obtain the consent of the TOC to the extent that such settlements involve Trust Assets below a minimum threshold set by the Trustee in consultation with the TOC;

(vii) make Trust expenditures in excess of 120% of the Budget;

(viii) approve the Budget;

(ix) sell, transfer, or exchange any or all of the Trust Assets at such prices and upon such terms as the Trustee may determine proper in consultation with the Investment Advisor and consistent with the other terms of this Trust Agreement, except that the Trustee shall not be required to obtain the consent of the TOC to the extent that such dispositions involve Trust Assets below a minimum threshold set by the Trustee in consultation with the TOC; or

(x) adopt, upon the advice of an Investment Advisor (as defined in Section 3.2(d) below), a Sell-Down Plan (as defined in Section 3.2(b) below) for New HoldCo Common Stock held by the Trust as part of the Trust Assets;

(g) The Trustee shall publish information on the Trust Website as he deems prudent in his or her sole discretion. The Trustee has no obligation to provide, and Beneficial Owners have no right to receive, information regarding the operation of the trust except as provided in Section 2.2(c) above.

2.3 Claims Administration. Cathy Yanni shall serve as claims administrator, whose role is to assist the Trustee in the resolution of the Fire Victim Claims in accordance with the CRP and provide such information necessary for the Trustee to implement the CRP (the “Claims Administrator”). The Claims Administrator shall have reasonable discretion in the means and methods in carrying out the duty of resolving Fire Victim Claims consistently with the CRP.

(a) The Claims Administrator shall serve from the date of retention until the termination of the Trust. Prior to the termination of the Trust, the Claims Administrator shall be removable by agreement of the Trustee and the vote of at least two-thirds of the members (the “Supermajority Vote”) of the TOC for cause, which shall be defined as the substantial, repeated, or prolonged failure to carry out the duties and obligations defined in Section 2.3(b) below. If a Claims Administrator is removed or if there is a vacancy for any other reason, the Trustee and a majority of members of the TOC shall appoint the successor Claims Administrator, provided however, that if the Trustee and a majority of the members of the TOC cannot agree on the successor Claims Administrator, the Bankruptcy Court shall make the appointment.

(b) Without limiting the generality of Section 2.3 above, and except as limited below, the Claims Administrator, in conjunction with the Trustee, shall have the power and obligation to:

(i) evaluate, disallow, resolve, settle, and approve any and all Fire Victim Claims in accordance with the CRP without the need to seek the approval of the Bankruptcy Court for any actions taken with respect to the determination of Fire Victim Claims;

(ii) authorize payment of any and all Approved Fire Victim Claims in accordance with the CRP;

(iii) propose changes to the CRP;

(iv) hire such professionals, including: (i) professionals retained by the Trustee; and (ii) entities affiliated with the Claims Administrator and employees, officers, and directors of such entities as necessary to perform its duties hereunder to resolve the Fire Victim Claims subject to approval by the Trustee;

(v) act as liaison between the Trustee and the Neutrals; and

(vi) serve as chair of any joint meeting of the Neutrals.

(c) The Claims Administrator will be compensated at the hourly rate of $1,250.00. The Trust will promptly reimburse the Claims Administrator for all reasonable out-of-pocket costs and expenses incurred by the Claims Administrator in connection with the performance of the duties set forth in the Trust Documents, the Plan and the Confirmation Order.

(d) The Claims Administrator shall retain BrownGreer PLC, which shall assist the Claims Administrator in the calculation and processing of claims (the “Claims Processor”) and such other professionals as the Claims Administrator determines is necessary and appropriate for the calculation and processing of claims. The Claims Administrator shall have the power to replace the Claims Processor if at any time the Claims Administrator and Trustee determine, in consultation with the TOC, that the replacement of the Claims Processor is prudent and necessary to continue the efficient processing of claims pursuant to the CRP.

2.4 Claim Approval and Denial.

(a) The CRP shall govern the process by which each Fire Victim Claim shall be evaluated, administered, processed, settled, expunged, determined and resolved on a final basis, provided, however, that any Claim that has been liquidated pursuant to a settlement agreement approved by the Bankruptcy Court or is the subject of a Final Judicial Determination shall not be subject to further determination under the CRP. At all times the Trustee, the Claims Administrator, the Claims Processor, the Appeals Officer and the Neutrals described herein shall act in accordance with and consistent with the CRP. Only Approved Fire Victim Claims, which are approved in accordance with the CRP, shall be entitled to payments from the Trust, and any Fire Victim Claim determined to be ineligible on a final basis under the CRP shall have no entitlement to payments from the Trust and shall forever be denied, disallowed and expunged. Any objections to Fire Victim Claims with respect to their eligibility or valuation shall be resolved consistently with the CRP.

(b) In furtherance of, and consistent with, the purpose of the Trust Documents, the Plan and the Confirmation Order, the Claims Administrator, in conjunction with the Trustee, shall have the power and authority to determine the eligibility, amount, and allowance of Fire Victim Claims, at all times subject to the CRP (as may be amended, modified or supplemented). The Claims Administrator, in conjunction with the Trustee shall evaluate proofs of claim and other claims materials submitted by each holder of a Fire Victim Claim for determination of eligibility, amount, and allowance of such Claim in accordance with the procedures set forth in the CRP.

(c) Notwithstanding anything herein or in the CRP, the Trustee reserves all powers expressly granted to him by the Plan and the Confirmation Order with respect to the administration of claims and the power to settle all Fire Victim Claims.

(d) The Claims Administrator’s determination, as confirmed by the Trustee, of eligibility, amount, and allowance of each Fire Victim Claim shall be final and binding, and shall not be subject to any challenge or review of any kind, by any court or other person or entity, except as set forth in Section IX of the CRP.

2.5 Confidentiality. All facts and documents submitted in support of any Fire Victim Claim will be used and disclosed only for the following purposes: (a) processing the Claim, (b) legitimate business uses associated with administering the Trust, including the prevention of fraud and/or the resolution of liens, and (c) other necessary legal and judicial requirements or processes. Otherwise, the information submitted by Fire Victims shall be kept confidential and shall only be disclosed to the Trustee, the Claims Administrator, Claims Processor, the Neutrals, and in respect of the preceding entities, their employees, agents, professionals and advisors, the Fire Victim, the Fire Victim’s authorized agent, or to any court of competent jurisdiction, and, in the latter case, only then in a document filed with the court under seal. To the extent possible, any reference to the identity of any Fire Victim in a publicly available document shall be made by the use of a unique numerical identifier, and any information contained in such a document that could lead to the discovery of the claimant’s identity such as property address, APN, telephone number, email address, and the like shall be redacted before such a document is filed or circulated to persons or entities other than the claimant, counsel for the claimant, or other persons or entities who are authorized by the claimant in writing to receive an unredacted copy of the specific document. Similarly, the amount of any Fire Victim Claim that is approved, accepted, or disallowed in whole or in part shall be kept confidential and shall only be disclosed to the Trustee, the Claims Administrator, Claims Processor, the Neutrals, and in respect of the preceding entities, their employees, agents, professionals and advisors, the Fire Victim, the Fire Victim’s authorized agent, or to any court of competent jurisdiction, and, in the latter case, only then in a document filed with the court under seal.

2.6 Credits for Amounts Covered by Insurance.

(a) To the extent a Fire Victim Claim represents damages or losses covered, in full or in part, by a policy of insurance (“Covered Fire Victim Claim”), the amount in which such Covered Fire Victim Claim may be Approved pursuant to the CRP shall be reduced on a dollar-for-dollar basis by all insurance recoveries available to the Fire Victim on account of such damages or losses (“Available Insurance Recoveries”), whether or not the Fire Victim actually made a claim against a policy of insurance for such damages or losses. Available Insurance Recoveries shall include (i) any amount actually paid to the Fire Victim for damages or losses arising from or attributable to a Wildfire by an insurer under a policy of insurance, and (ii) any amount to be paid, payable, or otherwise owed to the Fire Victim for damages or losses arising from or attributable to a Wildfire by an insurer under a policy of insurance. For the avoidance of doubt, Available Insurance Recoveries shall not include any policy of insurance that cannot be reasonably construed to provide coverage for damages or losses arising from or attributable to a Wildfire.

(b) In determining the amount of Available Insurance Recoveries, the Trustee shall consider, as applicable, (i) the terms of any available policy of insurance and whether such policy or any other existing insurance policies can be reasonably interpreted to provide coverage, in full or in part, for the damages or losses that the holder of the Covered Fire Victim Claim seeks to recover from the Trust, (ii) the available policy limits of any available policy of insurance that can reasonably be construed to provide insurance coverage for each applicable category of damages that the holder of the Covered Fire Victim Claim seeks to recover from the Trust, (iii) whether the Fire Victim has exercised reasonable efforts to obtain all recoveries available under policies of insurance for damages or losses arising from or attributable to a Wildfire, and (iv) the amounts that could or should have been paid under a policy of insurance to the Fire Victim for damages or losses arising from or attributable to a Fire had the Fire Victim taken reasonable efforts to obtain an insurance recovery for such damages or losses.

(c) A Fire Victim shall be deemed to have exercised reasonable efforts with respect to a category of damages or losses arising from or attributable to a Fire that is covered by a policy of insurance if such Fire Victim receives payments from an insurer pursuant to such policy that are equivalent to or greater than (i) the full amount of such damages or losses or (ii) the available policy limits for claims made for such damages or losses. If a Fire Victim is unsuccessful in obtaining payment of the available policy limits from an insurer after exercising reasonable efforts in making claims for damages or losses arising from or attributable to a Fire, the Trustee may, in his or her sole and absolute discretion, accept an assignment of his or her rights against the insurance company (the “Claimant Insurance Rights”) to the Trustee, in which event the Fire Victim shall be deemed to have exercised reasonable efforts with respect to the recoveries available from such insurer for such damages or losses. For the avoidance of doubt, nothing in this Section shall require the Trustee to accept any assignment of a Fire Victim’s insurance rights.

(d) The Trustee shall establish procedures to assist Claimants to recover the full amount due to the Claimant under the applicable insurance policy, where the Claimant requests this assistance.

(e) The purpose of this provision is to (i) encourage all Fire Victims to fully pursue all rights and remedies available under their policies of insurance prior to asserting a claim against the Trust, and (ii) ensure that insurance companies do not pass their coverage obligations on to the Trust. Consistent with these policies, the Trustee may, in his or her sole and absolute discretion, grant exceptions to Section 2.6(a) for good cause.

(f) Any amount that any holder of a Fire Victim Claim, its predecessor, successor, or assignee received or shall receive from any insurance company under and pursuant to the terms and coverage provisions of any insurance policy for losses resulting from a Fire and any funds received by any holder of a Fire Victim Claim, net of attorney’s fees, shall satisfy, to the extent applicable, any amounts of restitution the Debtors or Reorganized Debtors might be subject to under California Penal Code § 1202.4.

2.7 Deduction for Payment Received from Wildfire Assistance Fund. Pursuant to the Supplemental Order (A) Approving Appointment of Administrator and Establishing Guidelines for the Wildfire Assistance Program and (B) Granting Related Relief entered on June 5, 2019, to the extent a Fire Victim Claim has received a payment from the Wildfire Assistance Fund, the amount in which such Fire Victim Claim may be Approved pursuant to the CRP shall be reduced on a dollar-for-dollar basis by the amount of such payment received from the Wildfire Assistance Fund.

2.8 Deduction for Payment Received From FEMA. To the extent a Fire Victim Claim represents damages or losses for which the Fire Victim has received a payment from the Federal Emergency Management Agency (“FEMA”), the amount in which such Fire Victim Claim may be Approved pursuant to the CRP shall be reduced on a dollar-for-dollar basis by the amount of such payment received from FEMA on account of the same damages or losses.

SECTION III.

ACCOUNTS, INVESTMENTS, AND PAYMENTS

3.1 Accounts.

(a) The Trustee may, from time to time, create such accounts and reserves within the Trust estate as authorized in this Section 3.1 and as he may deem necessary, prudent, or useful in order to provide for the payment of expenses and payment of Fire Victim Claims, and may, with respect to any such account or reserve, restrict the use of money therein (the “Trust Accounts”). Any such reserve established by the Trustee shall be held as Trust Assets and is not intended to be subject to separate entity tax treatment as a “disputed claims reserve” or a “disputed ownership fund” within the meaning of the Internal Revenue Code or Treasury Regulations. The Claims Administrator and TOC shall provide information as necessary for the Trustee to establish such accounts and reserves.

(b) The Trustee shall include a reasonably detailed description of the creation of any account or reserve in accordance with this Section 3.1 and, with respect to any such Trust Account, the transfers made to such account, the proceeds of or earnings on the assets held in each such account and the payments from each such account in the accounts to be filed with the Bankruptcy Court and provided to the TOC pursuant to Section 2.2(c)(i) above.

(c) The Trustee, on behalf of the Trust, may retain one or more depository institution(s) to serve as the Financial Institution of the Trust (the “Financial Institution”). Candidates for the position of Financial Institution shall fully disclose to the Trustee any interest in or relationship with the Debtors or the Reorganized Debtors. Any such interest or relationship shall not be an automatic disqualification for the position, but the Trustee shall take any such interest or relationship into account in selecting the Financial Institution.

(d) The Trustee shall direct the disbursement of funds from Trust Accounts as set forth in this Trust Agreement and the CRP.

(e) The Trustee may remove the Financial Institution at any time and may retain a successor Financial Institution.

(f) The Trustee may retain additional financial services firms and/or banking or depository institution(s) as he or she reasonably determines appropriate or advisable in connection with the efficient operation and administration of the Trust.

3.2 Investment Guidelines.

(a) The Trustee shall establish written Investment Guidelines, attached hereto as Exhibit 6, (the “Investment Guidelines”) for the Trust Assets and may modify such Investment Guidelines in his or her discretion, consistent with the requirements of this Section 3.2. The Trustee shall provide copies of the Investment Guidelines to the TOC, shall review the Investment Guidelines with the TOC at least bi-annually, and shall promptly advise the TOC of modifications made thereto.

(b) Pursuant to the Plan, the Trustee shall accept and hold the New HoldCo Common Stock in trust for the Fire Victims, and shall hold that stock in the name of the PG&E Fire Victim Trust and not individually. The Trust shall continue to hold all such stock until such time as the Trustee determines, in consultation with an Investment Advisor (as defined below), that it is in the best interests of the beneficiaries of the Trust to liquidate some or all of the stock, consistent with the terms of the Registration Rights Agreement (the “Sell-Down Plan”). This provision is intended to modify the “prudent person” rule, “prudent investor” rule, or any other rule of law that would require the Trustee to diversify this stock portfolio. The Trustee shall execute the Sell-Down Plan from time to time in consultation with the TOC.

(c) The Trust shall not acquire or hold any options other than options or other derivative securities (including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of an exchangeable security or similar transaction) acquired or held in connection with bona fide hedging transactions with respect to the New HoldCo Common Stock, and in connection therewith, notwithstanding any restriction to the contrary set forth herein, the Trust shall be permitted to assign, transfer, pledge, grant a lien, security interest or other encumbrance in such New HoldCo Common Stock.

(d) After a reasonable investigation and after consultation with the TOC, the Trustee shall retain such professional advisors as he or she determined necessary and appropriate to act as investment and financial advisor (each an “Investment Advisor”) who shall assist the Trustee in assessing acceptable levels of investment risks, making investment decisions based on budgetary considerations and market conditions, and taking reasonable steps to protect, and reinvest and dispose of Trust Assets in accordance with the purposes of the Trust as set forth in Section 1.2 above. Candidates for the position of Investment Advisor shall fully disclose to the Trustee any interest in or relationship with the Debtors or the Reorganized Debtors. Any such interest or relationship shall not be an automatic disqualification for the position, but the Trustee shall take any such interest or relationship into account in selecting the Investment Advisor.

(e) Notwithstanding the foregoing, if the Trustee takes possession of property as part of the enforcement of any rights and such property is in a form other than cash, the Trustee may retain such property and shall take reasonable steps to monetize such property in accordance with the purposes of the Trust as set forth in Section 1.2 above. However, if the Trustee chooses to sell or exchange such property, any cash proceeds received in connection with such sale or exchange shall be invested and reinvested as outlined in Sections 3.2(b) and (d) above in accordance with the Investment Guidelines until necessary for the purposes of the Trust as set forth in Section 1.2 above.

3.3 Payments.

(a) Payment of Trust Expenses. All Trust Expenses shall be, subject to the Budget, payable by the Trustee out of the Trust Assets. None of the Trustee, Delaware Trustee, Claims Administrator, Claims Processor, Neutrals, TOC, Debtors, Reorganized Debtors, nor any of their officers, agents, advisors, professionals or employees shall be personally liable for the payment of any Trust Expense or any other liability of the Trust.

(b) Payment of Fire Victim Claims. The Trustee will pay Approved Fire Victim Claims on a pro rata basis, from the Trust Assets up to the full amount of such Claims, in a fair, consistent, and equitable manner in accordance with this Trust Agreement, the CRP, the Plan and the Confirmation Order.

(c) Allocation of Insurance Proceeds. All proceeds recovered under any insurance policies to which the Trust is entitled shall be received and held by the Trustee as assets of the Trust to be used for payment of Fire Victim Claims and Trust Expenses.

(d) Inclusion in Annual Report. The Trustee shall include a description of any payments made in accordance with this Section 3.3 in the Annual Report consistent with special-purpose financial statement reporting, as determined by the Trustee in consultation with the Trust’s independent certified public accountants. However, any names of any Fire Victim recipient of any such payment and any information that could lead to the discovery of any recipient’s identity such as property address, APN, telephone number, email address, and the like shall not be disclosed in the Annual Report, but shall be kept confidential by the Trustee, Delaware Trustee, the Claims Administrator, Claims Processor, Neutrals, the TOC, and each of the preceding person’s and entity’s officers, agents, advisors, professionals, or employees.

SECTION IV.

DISTRIBUTIONS

4.1 Distributions. The Trustee shall distribute all Trust Assets on behalf of the Trust in accordance with the Trust Documents, the Plan and the Confirmation Order at such time or times as the Trustee may determine.

4.2 Manner of Payment or Distribution.

(a) Distributions from the Trust to Beneficial Owners may be made by the Trustee on behalf of the Trust or by a disbursing agent retained by the Trust to make distributions on behalf of the Trust (the “Trust Disbursing Agent”). Such distributions shall be payable to the Beneficial Owner of record (or to counsel for the Beneficial Owner as set forth at Section 4.3(a) below) on the date approved for distribution by the Trustee (the “Distribution Date”). With respect to each Approved Claim, distributions shall be made only after the Trustee has determined that all obligations of the Trust (including, but not limited to, reimbursement and reporting obligations under the Medicare Secondary Payer Act and any required tax reporting or withholding) with respect to each such Approved Claim have been satisfied.

(b) The Trust Disbursing Agent may enter into arrangements with one or more banks with branch networks located in Northern California so as to expedite Beneficial Owner access to such funds.

(c) All Trust Assets shall be distributed in accordance with the Trust Documents, the Plan and the Confirmation Order.

4.3 Delivery of distributions.

(a) All distributions under this Trust Agreement and CRP on behalf of the Trust to any Beneficial Owner shall be made to such Beneficial Owner’s counsel, if any, as identified on the claims materials submitted to and maintained by the Claims Processor, including on any proof of claim, provided however, if the Beneficial Owner is not represented by counsel, then all distributions shall be made by check at the address of such Beneficial Owner as identified set forth in on the claims materials submitted to and maintained by the Claims Processor, including on any proof of claim, or by electronic transfer as directed by such Beneficial Owner as set forth in the claims materials submitted to and maintained by the Claims Processor, provided further, distributions shall be made in accordance with the above unless the Trustee has been notified pursuant to Section 8.12 below of a change of address, with such change of address provided at least twenty (20) days prior to such Distribution Date, and provided further, that the Trustee, Claims Administrator, and Claims Processor, as applicable, shall have the authority, in their discretion, to seek further direction and information from Beneficial Owners or their counsel, if applicable, regarding the direction of distributions under this Trust Agreement and CRP.

(b) In the event that any distribution to a Beneficial Owner is returned as undeliverable, no further distribution to such Beneficial Owner shall be made unless and until the Trustee has been notified of the then current address of such Beneficial Owner, at which time such distribution shall be made to such Beneficial Owner without interest; provided, however, that all distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the applicable Distribution Date. After such date, all unclaimed property or interests in property (i) shall revert to the Trust (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), (ii) the Claim of any Beneficial Owner to such property or interest in property shall be released, settled, compromised, and forever barred, and (iii) such unclaimed property interests shall be distributed to other holders of Class 5A-III and Class 5B-III Claims in accordance with the Trust Documents, the Plan and the Confirmation Order, as if the Claim of such Beneficial Owner had been disallowed as of the date the undeliverable distribution was first made. The Trustee shall take reasonable efforts to obtain a current address for any Beneficial Owner with respect to which any distribution is returned as undeliverable. In the event the Trust holds Cash after paying all Trust Expenses and all distributions contemplated under the Trust Documents, the Plan and the Confirmation Order, such remaining cash shall be distributed to a national recognized charitable organization of the Trustee’s choice to the extent economically feasible. No Trust Asset or any unclaimed property shall escheat to any federal, state, or local government or any other entity.

4.4 Cash distributions. Distributions of Cash shall be distributed as provided in the CRP.

4.5 No De Minimis Distribution. Notwithstanding any provision in the Trust Documents, the Plan and the Confirmation Order to the contrary, no payment shall be made to any Beneficial Owner on account of any Approved Claim if the Trustee determines that the cost of making such distribution is greater than the amount of the distribution to be made.

4.6 Reimbursement and Reporting Obligations Under Medicare Secondary Payer Act.

(a) In connection with the distribution of Trust Assets as provided in this Section IV, and except as provided below, the Trust shall be responsible for all reimbursement and reporting obligations imposed by the Medicare Secondary Payer Act, 42 USC §§ 1395y(b)(2),(8), for the repayment of any Fire Victim Claim-related conditional payments made under Medicare Parts A and B (“Conditional Payment”). Before disbursing any Trust Assets to any Beneficial Owner, the Trustee may enter into a global resolution with the Centers for Medicare & Medicaid Services (“CMS”) to reimburse all Medicare Parts A and B Conditional Payments, and to resolve Medicare reporting obligations pursuant to 42 USC § 1395y(b)(8). The Trustee will address recovery obligations as to Medicare Part C and D Conditional Payments directly with those plans and separately from any global resolution that might be reached.

(b) Pursuant to 42 USC § 1395y(b)(8), defined Responsible Reporting Entities (“RREs”) must report claims to CMS in the manner and time established in accordance with the statute. In order to reach a global resolution with CMS, the following data points will be required to verify Medicare entitlement status for each claimant: first name, last name, date of birth, social security number, and sex code (1=Male, 2=Female). If a global resolution with CMS cannot be reached, the Trustee is authorized to enter into a separate agreement with each RRE to report on their behalf and if a separate agreement with an RRE is not reached, the Trustee shall provide all of the information required for proper reporting under 42 USC § 1395y(b)(8) to the appropriate RRE(s) or their authorized agent before disbursing any funds to any Beneficial Owner. If a global resolution is not reached and the Trustee does not enter into an agency agreement with an appropriate RRE(s) before disbursing any funds to any Beneficial Owner (i) the Trustee will collect the Beneficial Owner’s first name, last name, date of birth, gender, social security number and any other information required for proper reporting of the claim to CMS pursuant to 42 USC § 1395y(b)(8) and the Medicare Mandatory Insurer Reporting User Guide; and (ii) the Trustee will provide all of the required reporting information to the RREs within five (5) days of any Claims Determination (as that term is defined in the CRP) of any claim.

(c) If a global resolution with CMS cannot be reached, before disbursing any funds to any Beneficial Owner, (i) the Trustee shall determine whether any Conditional Payment has been made to or on behalf of the Beneficial Owner to whom a distribution of Trust Assets will be made, and if any Conditional Payment has been made to or on behalf of such a Beneficial Owner, the Trustee shall, within the time period called for by the Medicare Act, (a) reimburse the Medicare Trust fund, or the appropriate Medicare plan or their authorized contractor for the appropriate amount and (b) submit the required information for the Beneficial Owner to CMS. Prior to the Trustee reimbursing any Medicare Part A or B plan requiring repayment, the Trustee shall provide notice of the existence of any Conditional Payment(s) to the Beneficial Owner and, if applicable, his or her attorney. The Beneficial Owner and/or his or her attorney may elect to negotiate the amount of the alleged Conditional Payments within 120 days of notice from the Trustee, but no later than any deadline imposed by Medicare Parts A and B. If the Beneficial Owner or his or her attorney elects not to negotiate the alleged Conditional Payment amounts, with the Beneficial Owner’s consent, the Trustee may utilize a firm with experience in resolving liens to satisfy the Beneficial Owner’s obligations represented by the Conditional Payment(s). Upon receiving confirmation of the final Medicare Part A or B amount(s) requiring repayment, the Trustee will reimburse the appropriate Medicare Part A or B plan or their authorized contractor. Any payments made to resolve such obligations of the Beneficial Owner shall be deducted from the Beneficial Owner’s distribution of the Trust Assets prior to disbursement of the balance to the Beneficial Owner or his or her counsel.

(d) The Trustee also shall otherwise comply with any requirements (including, but not limited to, any reporting or payment requirements) of any other federal or state governmental health insurance programs and any state’s Medicaid or Workers Compensation statute. Prior to the Trustee reimbursing any other federal or state governmental health insurance program, including any state’s Medicaid or Workers Compensation statute, the Trustee shall provide notice of the existence of such payments to the Beneficial Owner and, if applicable, his or her attorney. Any payments made to resolve such obligations of the Beneficial Owner shall be deducted from the Beneficial Owner’s distribution of the Trust Assets prior to disbursement of the balance to the Beneficial Owner or his or her counsel.

SECTION V.

TRUSTEE AND DELAWARE TRUSTEE

5.1 Number. In addition to the Delaware Trustee appointed pursuant to Section 5.11 hereof, there shall be one (1) Trustee. The initial Trustee shall be Hon. John K. Trotter (Ret.). For the avoidance of doubt, there shall be at least one (1) Trustee serving at all times (in addition to the Delaware Trustee).

5.2 Term of Service and Successor Trustee.

(a) Subject to the other provisions of this Section V, the Trustee shall serve from the Effective Date until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 5.2(b) below, (iii) his or her removal pursuant to Section 5.2(c) below, or (iv) the termination of the Trust pursuant to Section 8.2 below.

(b) The Trustee may resign at any time before the end of his or her term by written notice to the TOC. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

(c) The Trustee may be removed on application to the Court of Exclusive Jurisdiction, preceded by the Supermajority Vote of the TOC, in the event that the Trustee becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or for other good cause. Such good cause shall mean fraud, self-dealing, intentional misrepresentation, or willful misconduct.

(d) If for any reason John Trotter is unable to serve as Trustee, Cathy Yanni shall become the Successor Trustee. If for any reason Cathy Yanni is unable to serve as Trustee, the TOC shall promptly designate a new Successor Trustee by a Supermajority Vote, which Successor Trustee shall succeed to all of the rights, powers, and duties of the prior Trustee following confirmation by the Bankruptcy Court. If the TOC cannot agree on the Successor Trustee by a Supermajority Vote, the Bankruptcy Court shall make the appointment.

5.3 Reliance; No Personal Obligation.

Except as otherwise provided herein:

(a) The Trustee, Delaware Trustee, TOC and Claims Administrator may rely upon, and, except as otherwise provided in this Trust Agreement, shall be indemnified by the Trust in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by the them to be genuine and to have been signed or presented by the proper party or parties.

(b) Persons dealing with the Trustee, Delaware Trustee, Claims Administrator, Claims Processor, Neutrals and TOC shall look only to the Trust Assets to satisfy any liability incurred by the Trustee to such Person in carrying out the terms of this Trust Agreement, and neither the Trustee, Neutrals, Claims Administrator, Claims Processor, nor any member of the TOC or any professionals, advisors, officers, agents, consultants, lawyer shall have any personal obligation to satisfy any such liability.

5.4 Standard of Care; Exculpation.

(a) None of the Trustee, Delaware Trustee, TOC, Claims Administrator, Special Master or their respective members, officers, employees, agents, consultants, lawyers, advisors, or professionals (collectively, the “Trust Indemnified Parties” with each being a “Trust Indemnified Party”) shall be liable for any damages arising out of the creation, operation, administration, enforcement, or termination of the Trust, except in the case of such Trust Indemnified Party’s willful misconduct, bad faith or fraud as established by a Final Order. To the fullest extent permitted by applicable law, the Trust Indemnified Parties shall have no liability for any action in performance of their duties under this Trust Agreement taken in good faith with or without the advice of counsel, accountants, appraisers, and other professionals retained by the Trust Indemnified Parties. None of the provisions of this Trust Agreement shall require the Trust Indemnified Parties to expend or risk their own funds or otherwise incur personal financial liability in the performance of any of their duties hereunder or in the exercise of any of their respective rights and powers. Any Trust Indemnified Party may rely, without inquiry, upon writings delivered to it under any of the Trust Documents, the Plan and the Confirmation Order, which the Trust Indemnified Party reasonably believes to be genuine and to have been given by a proper person. Notwithstanding the foregoing, nothing in this Section 5.4 shall relieve the Trust Indemnified Parties from any liability for any actions or omissions arising out of the willful misconduct, bad faith or fraud as determined by a Final Order; provided that in no event will any such person be liable for punitive, exemplary, consequential, or special damages under any circumstances. Any action taken or omitted by the Trust Indemnified Parties with the approval of any of the Bankruptcy Court, the District Court, or the Superior Court of California for the County of San Francisco and, in the case of the Trustee, with the express approval of the TOC, will conclusively be deemed not to constitute willful misconduct, bad faith or fraud.

(b) The Trust Indemnified Parties shall not be subject to any personal liability whatsoever, whether in tort, contract, or otherwise, to any person in connection with the affairs of the Trust or for any liabilities or obligations of the Trust except for its own willful misconduct, bad faith, or fraud, and all Persons claiming against the Trust Indemnified Parties, or otherwise asserting claims of any nature in connection with affairs of the Trust, shall look solely to the Trust Assets for satisfaction of any such claims.

(c) To the extent that, at law or in equity, the Trust Indemnified Parties have duties (including fiduciary duties) or liability related thereto, to the Trust or the Beneficiaries, it is hereby understood an agreed by the parties hereto and the Beneficiaries that such duties and liabilities are eliminated to the fullest extent permitted by applicable law, and replaced by the duties and liabilities expressly set forth in this Trust Agreement with respect to the Trust Indemnified Parties, provided however, that the duties of care and loyalty are not eliminated but are limited and subject to the terms of the Trust Agreement, including but not limited to this Section 5.4 and its subparts.

(d) The Trust Indemnified Parties shall be indemnified to the fullest extent permitted by law by the Trust against all liabilities arising out of the creation, operation, administration, enforcement, or termination of the Trust, including actions taken or omitted in fulfillment of their duties with respect to the Trust, except for those acts that those acts that are determined by Final Order to have arisen out of their own willful misconduct, bad faith or fraud.

(e) The Trust will maintain appropriate insurance coverage for the protection of the Trust Indemnified Parties, as determined by the Trustee in his or her sole discretion.

5.5 Protective Provisions.

(a) Every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to Trust Indemnified Parties shall be subject to the provisions of this Section 5.5.

(b) In the event the Trustee and/or the Claims Administrator retains counsel (including, at the expense of the Trust), the Trustee and/or Claims Administrator, as applicable, shall be afforded the benefit of the attorney-client privilege with respect to all communications with such counsel, and in no event shall the Trustee and/or the Claims Administrator, as applicable, be deemed to have waived any right or privilege including, without limitation, the attorney-client privilege even if the communications with counsel had the effect of guiding the Trustee and/or the Claims Administrator in the performance of duties hereunder. A successor to either of the Trustee or the Claims Administrator shall succeed to and hold the same respective rights and benefits of the predecessor for purposes of privilege, including the attorney-client privilege. No Beneficial Owner or other party may raise any exception to the attorney-client privilege discussed herein as any such exceptions are hereby waived by all parties.

(c) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating hereto, to the Trust or to the Trust Beneficiaries, it is hereby understood and agreed by the Parties and the Trust Beneficiaries that such duties and liabilities are eliminated to the fullest extent permitted by applicable law, including Section 3806 of the Delaware Statutory Trust Act, and replaced by the duties and liabilities expressly set forth in this Trust Agreement with respect to the Trustee, provided however, that the duties of care and loyalty are not eliminated but are limited and subject to the terms of the Trust Agreement, including but not limited to Section 5.4 herein.

(d) No Trust Indemnified Party shall be personally liable under any circumstances, except for their own willful misconduct, bad faith or fraud as determined by a Final Order.

(e) No provision of this Trust Agreement shall require the Trust Indemnified Parties to expend or risk their own personal funds or otherwise incur financial liability in the performance of their rights, duties, and powers hereunder.

(f) In the exercise or administration of the Trust hereunder, the Trust Indemnified Parties (i) may act directly or through their respective agents or attorneys pursuant to agreements entered into with any of them, and the Trust Indemnified Parties shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys have been selected by the Trust Indemnified Parties in good faith and with due care, and (ii) may consult with counsel, accountants, and other professions Persons to be selected by them in good faith and with due care and employed by them, and shall not be liable for anything done, suffered, or omitted in good faith by them in accordance with the advice or opinion of any such counsel, accountants, or other professionals.

5.6 Compensation and Expenses of the Trustee.

(a) The Trustee will be compensated at the flat rate of $125,000 per month for the six months beginning on the Effective Date. The Trustee will review with the TOC the work he has done against the flat rate at the conclusion of the initial six month period. The flat rate going forward will be adjusted accordingly, subject to the provisions of the Trust Documents, the Plan and the Confirmation Order. Following the initial six month review, the Trustee will review his compensation with the TOC as provided herein on an annual basis.

(b) The Trust will promptly reimburse the Trustee for all reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the performance of the duties hereunder.

(c) The Trustee shall include a description of the amounts paid under this Section 5.6 in the Annual Report.

5.7 Indemnification.

(a) Without the need for further court approval, the Trust hereby indemnifies, holds harmless, and defends the Trust Indemnified Parties in the performance of their duties hereunder to the fullest extent that a trust is entitled to indemnify, hold harmless, and defend such persons against any and all liabilities, expenses, claims, damages, or losses (including attorney’s fees and costs) incurred by them in the performance of their duties hereunder or in connection with activities undertaken by them prior to or after the Effective Date in connection with the formation, establishment, funding, or operations of the Trust.

(b) Reasonable expenses, costs and fees (including attorneys’ fees and costs) incurred by or on behalf of the Trust Indemnified Parties in connection with any action, suit, or proceeding, whether civil, administrative, or arbitrative, from which they are indemnified by the Trust shall be paid by the Trustee in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of the Trust Indemnified Party, to repay such amount in the event that it shall be determined ultimately by final order of the Bankruptcy Court that the Trust Indemnified Party or any other potential indemnitee is not entitled to be indemnified by the Trust.

(c) The Trustee shall purchase and maintain appropriate amounts and types of insurance on behalf of the Trust Indemnified Parties, as determined by the Trustee, which may include liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Trust Indemnified Party, and/or as an employee, agent, lawyer, advisor, or consultant of any such person.

(d) The indemnification provisions of this Trust Agreement with respect to any Trust Indemnified Party shall survive the termination of such Trust Indemnified Party from the capacity for which such Trust Indemnified Party is indemnified. Termination or modification of the Trust Agreement shall not affect any indemnification rights or obligations in existence at such time. In making a determination with respect to entitlement to indemnification of any Trust Indemnified Party hereunder, the person, persons, or entity making such determination shall presume that such Trust Indemnified Party is entitled to indemnification under the Trust Agreement, and any person seeking to overcome such presumption shall have the burden of proof to overcome the presumption.

(e) The rights to indemnification hereunder are not exclusive of other rights which any Trust Indemnified Party may otherwise have at law or in equity, including common law rights to indemnification or contribution.

5.8 Trustee’s Employment of Professionals and Experts.

(a) The Trustee may, but shall not be required to, retain and/or consult with legal counsel, accountants, appraisers, auditors, forecasters, experts, financial and investment advisors, and such other parties deemed by the Trustee to be qualified as experts on relevant matters (the “Trust Professionals”), the cost of which shall be paid as a Trust Expense, and in the absence of willful misconduct, bad faith or fraud, the written opinion of or information provided by any such party deemed by the Trustee to be an expert on the particular matter submitted to such party shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustee hereunder in good faith and in accordance with the written opinion of or information provided by any such party.

(b) The Trustee may retain and reasonably compensate the Trust Professionals, the cost of which shall be paid as a Trust Expense, subject to the terms of this Trust Agreement, including the Budget. To the extent that any Trust Professionals provided services to the Trustee prior to the Effective Date and have not been compensated for such services, the Trustee is authorized to pay such fees and expenses. All fees and expenses of the Trust Professionals incurred in connection with the foregoing shall be payable from the Trust Assets.

5.9 Trustee’s Independence. The Trustee shall not, during the term of his or her service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for any entity with a financial interest in the Trust, provided that (i) any passive investment held by the Trustee shall not constitute a conflict of interest under this Section 5.9, and (ii) the Trustee shall disclose to the TOC any relationship that constitutes a conflict under this Section 5.9. Any violation of this Section 5.9 shall be cause for removal of the Trustee. For the avoidance of doubt, this Section shall not be applicable to the Delaware Trustee.

5.10 Bond. The Trustee and the Delaware Trustee shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

5.11 Delaware Trustee.

(a) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity that has its principal place of business in the State of Delaware, otherwise meets the requirements of applicable Delaware law to be eligible to serve as the Delaware Trustee, and shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 5.11, it shall resign immediately in the manner and with the effect hereinafter specified in Section 5.11(c) below. For the avoidance of doubt, the Delaware Trustee will only have such rights, duties and obligations as expressly provided by reference to the Delaware Trustee hereunder. The Trustee shall have no liability for the acts or omissions of any Delaware Trustee.

(b) The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Trustee set forth herein. The Delaware Trustee shall be a trustee of the PG&E Fire Victim Trust for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Act and for taking such actions as are required to be taken by a Delaware Trustee under the Act. The duties (including fiduciary duties), liabilities, and obligations of the Delaware Trustee shall be limited to (i) accepting legal process served on the PG&E Fire Victim Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware that the Delaware Trustee is required to execute under Section 3811 of the Act. There shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating to the PG&E Fire Victim Trust or the Beneficial Owners, such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Trust Agreement. The Delaware Trustee shall have no liability for the acts or omissions of any Trustee. Any permissive rights of the Delaware Trustee to do things enumerated in this Trust Agreement shall not be construed as a duty and, with respect to any such permissive rights the Delaware Trustee shall not be answerable for other than its willful misconduct, bad faith or fraud. The Delaware Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of the Trustee or any other person pursuant to the provisions of this Trust Agreement unless the Trustee or such other person shall have offered to the Delaware Trustee security or indemnity (satisfactory to the Delaware Trustee in its sole discretion) against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. The Delaware Trustee shall be entitled to request and receive written instructions from the Trustee and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Delaware Trustee in accordance with the written direction of the Trustee. The Delaware Trustee may, at the expense of the Trust, request, rely on and act in accordance with officer’s certificates and/or opinions of counsel, and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such officer’s certificates and opinions of counsel.

(c) The Delaware Trustee shall serve until such time as the Trustee removes the Delaware Trustee or the Delaware Trustee resigns and a successor Delaware Trustee is appointed by the Trustee in accordance with the terms of Section 5.11(d) below. The Delaware

Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trustee, provided that such resignation shall not become effective unless and until a successor Delaware Trustee shall have been appointed by the Trustee in accordance with Section 5.11(d) below, provided, further that if any amounts due and owing to the Delaware Trustee hereunder remain unpaid for more than ninety (90) days, the Delaware Trustee shall be entitled to resign immediately by giving written notice to the Trustee. If the Trustee does not act within such 60-day period, the Delaware Trustee, at the expense of the PG&E Fire Victim Trust, may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for the appointment of a successor Delaware Trustee.

(d) Upon the resignation or removal of the Delaware Trustee, the Trustee shall appoint a successor Delaware Trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Delaware Trustee to the outgoing Delaware Trustee and the Trustee, and any fees and expenses due to the outgoing Delaware Trustee are paid. Following compliance with the preceding sentence, the successor Delaware Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Delaware Trustee under this Trust Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of his or her duties and obligations under this Trust Agreement. The successor Delaware Trustee shall make any related filings required under the Act, including filing a Certificate of Amendment to the Certificate of Trust of the PG&E Fire Victim Trust in accordance with Section 3810 of the Act.

(e) Notwithstanding anything herein to the contrary, any business entity into which the Delaware Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor of the Delaware Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f) The Delaware Trustee shall be entitled to compensation for its services as agreed pursuant to a separate fee agreement between the Trust and the Delaware Trustee, which compensation shall be paid by the Trust. Such compensation is intended for the Delaware Trustee’s services as contemplated by this Trust Agreement. The terms of this paragraph shall survive termination of this Trust Agreement and/or the earlier resignation or removal of the Delaware Trustee.

(g) The Delaware Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document, other than this Trust Agreement, whether or not, an original or a. copy of such agreement has been provided to the Delaware Trustee. The Delaware Trustee shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document, other than this Trust Agreement. Neither the Delaware Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Trust, the Trustee or any other person, or any of their directors, members, officers, agents, affiliates or employee, nor shall it. have any liability in connection with the malfeasance or nonfeasance by such party. The Delaware Trustee may assume performance by all such persons of their respective obligations. The Delaware Trustee shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other person. The Delaware Trustee shall have no responsibilities (except as expressly set, forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any Trust Asset, written instructions, or any other documents in connection therewith, and will not, be regarded as making nor be required to make, any representations thereto.

(h) The Delaware Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Trust Agreement arising out, of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority: acts of God; earthquakes; fires; floods: wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

SECTION VI.

TRUST OVERSIGHT COMMITTEE

6.1 Members of the TOC. The TOC shall be comprised of nine (9) members who will represent the interests of holders of Fire Victim Claims in the administration of the Trust. The members of the TOC shall be appointed in accordance with the Plan on or before the Effective Date, and will be announced in a filing by the Trust with the Bankruptcy Court and by a post on the Trust Website.

6.2 Duties of the Members of the TOC. The members of the TOC shall serve in a fiduciary capacity representing current holders of Fire Victim Claims in the administration of the Trust. The TOC shall not have any fiduciary duties or responsibilities to any party other than holders of Fire Victim Claims, provided that the TOC shall be entitled to the protections and limitations of duties provided for herein even with respect to the holders of Fire Victim Claims. The Trustee must obtain the consent of the TOC on matters identified in Section 2.2(f) above and consult with the TOC in accordance with other provisions herein. Where provided elsewhere in the Trust Agreement or in the CRP, certain other actions by the Trustee may also be subject to the consent of the TOC.

6.3 Term of Office of the TOC Members.

(a) Members of the TOC shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 6.3(b) below, (iii) his or her removal pursuant to Section 6.3(c) below, or (iv) the termination of the Trust pursuant to Section 8.2 below.

(b) A member of the TOC may resign at any time by written notice to the other members of the TOC and the Trustee. Such notice shall specify a date when such resignation shall take effect, which shall not be less than thirty (30) days after the date such notice is given, where practicable.

(c) A member of the TOC may be removed in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated non-attendance at scheduled meetings, or for other good cause. Such removal shall be made at the recommendation of the majority of the remaining members of the TOC and with the approval of the Trustee.

6.4 Appointment of Successor Members of the TOC.

(a) If member of the TOC dies, resigns pursuant to Section 6.3(b) above, or is removed pursuant to Section 6.3(c) above, the vacancy shall be filled with an individual selected by and agreed to by a majority of the remaining members of the TOC; provided however, that if such members cannot agree on the successor, the Bankruptcy Court shall make the appointment.

(b) Each successor or replacement member of the TOC shall serve under the same terms and conditions as the original members of the TOC.

6.5 Compensation and Expenses of the TOC. The members of the TOC shall not be entitled to compensation for their services but shall be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder. The TOC shall, in its discretion, be permitted to procure and maintain appropriate insurance coverage (as determined by the TOC with the consent of the Trustee) as a Trust Expense. The Trustee shall include a description of the amounts paid under this Section 6.6 in the Annual Report to be filed with the Bankruptcy Court and provided to the TOC pursuant to Section 2.2(c)(i).6.6 Procedures for Consultation with and Obtaining the Consent of the TOC.

(a) Quorum; Simple Majority for Consent. A quorum will be declared if at least five (5) of the nine (9) members of the TOC Members are present. Except as provided elsewhere in this Trust Agreement, all votes or determinations will require an affirmative vote of a majority of those present.

(b) Consultation Process.

(i) In the event the Trustee is required to consult with the TOC pursuant to Section 2.2(e) above or on other matters as provided herein, the Trustee shall provide the TOC with written advance notice, which notice shall be deemed given if delivered by electronic mail, of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustee shall also provide the TOC with such reasonable access to the Trust Professionals and other experts retained by the Trustee and the Claims Administrator as the TOC may reasonably request during the time that the Trustee is considering such matter, and shall also provide the TOC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustee and the Claims Administrator.

(ii) In determining when to take definitive action on any matter subject to the consultation procedures set forth in Section 6.6, the Trustee shall take into consideration the time required for the TOC, if its members so wish, to engage and consult with its own independent advisors as to such matter. Except for the Emergency Consultation Matters and Emergency Consultation Procedures, the Trustee shall not take definitive action on any such matter until at least three (3) business days after providing the TOC with the initial written notice that such matter is under consideration by the Trustee, unless (a) such time period is waived in writing by the TOC or at a meeting where the TOC and Trustee are present, or (b) the Trustee believes that the matter must be considered on less than three (3) business days’ notice. If the Trustee believes that the matter must be considered on less than three (3) business days’ notice (an “Emergency Consultation Matter”), the Trustee shall so advise the TOC and provide a consultation deadline and information that is reasonable under the circumstances, after which the Trustee shall be deemed to have consulted with the TOC (the “Emergency Consultation Procedures”).

(c) Consent Process.

(i) In the event the Trustee is required to obtain the consent of the TOC pursuant to any provision in the Trust Documents, the Plan and the Confirmation Order, the Trustee shall provide the TOC with a written notice stating that its consent is being sought, describing in detail the nature and scope of the action the Trustee proposes to take. The Trustee shall provide the TOC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustee shall also provide the TOC with such reasonable access to the Trust Professionals and other experts retained by the Trustee and the Claims Administrator as the TOC may reasonably request during the time that the Trustee is considering such action, and shall also provide the TOC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustee.

(ii) The TOC must consider in good faith and in a timely fashion any request for its consent by the Trustee, and must in any event advise the Trustee, in writing, of its consent or its objection to the proposed action within three (3) business days of receiving the original request for consent from the Trustee. The TOC may not withhold its consent unreasonably. If the TOC decides to withhold its consent, it must explain in detail its objections to the proposed action. If the TOC does not advise the Trustee, in writing, of its consent or its objections to the action within three (3) business days of receiving notice regarding such request, the TOC’s consent to the proposed actions shall be deemed to have been affirmatively granted. If, the TOC does not consent to the Trustee’s proposed action, the Trustee and the TOC shall resolve their dispute pursuant to Section 8.18 below, however, in that event the TOC shall have the burden of proof to show the validity of the TOC’s objection.

(iii) If the Trustee believes that the matter must be considered on less than three (3) business days’ notice (the “Emergency Consent Matter”), the Trustee shall so advise the TOC of the Trustee’s proposed action and provide a response deadline and information that is reasonable under the circumstances. The TOC shall be deemed to have consented if the TOC does not respond within the shortened response deadline. If the TOC does not consent to the Emergency Consent Matter, the Trustee may immediately seek the Bankruptcy Court’s intervention.

SECTION VII.

NEUTRALS

7.1 Panel of Neutrals. The Trustee, Claims Administrator, Claims Processor, and TOC shall work with a neutrals experienced in resolution of wildfire claims and related matters in resolving issues relating to the liquidation and settlement of claims against the Trust. Only those neutrals with the requisite experience who attend all training or other preparatory meetings held by the Trustee will be eligible for approval by the Trustee as a neutral (the “Neutrals”). The Trustee shall, in his or her sole and absolute discretion, designate certain Neutrals who he or she deems specially qualified to serve exclusively on a panel of Neutrals charged with considering with large, complex and/or sensitive Fire Victim Claims (the “Complex Panel”). All other Neutrals shall serve on a panel that shall consider all other Fire Victim Claims (the “General Panel,” and, together with the Complex Panel, the “Panels”).

7.2 Duties of the Neutrals. The duties of the Neutrals shall be as enumerated in the CRP.

7.3 Random Assignment of Neutrals. Neutrals shall be randomly assigned from the Panels to resolve Fire Victim Claims. Neither the Trustee nor the Claims Administrator shall have any power to assign any Neutral to consider any Fire Victim Claim.

7.4 Meetings with Neutrals. The Trustee shall hold meetings with the Neutrals, Claims Administrator, Claims Processor and TOC on such schedule as the Trustee deems appropriate in his sole discretion (either in person or via conference call) to discuss, refine, or devise methods of liquidating Fire Victim Claims in a fair, consistent, and equitable manner. The Trustee shall meet with some or all of the Neutrals at various times. At all such meetings the Trustee and the Claims Administrator shall serve as co-chairs of the meeting.

7.5 Indemnification. Without the need for further court approval, the Trust hereby indemnifies, holds harmless, and defends the Neutrals in the performance of their duties hereunder to the fullest extent that a trust is entitled to indemnify, hold harmless, and defend such persons against any and all liabilities, expenses, claims, damages, or losses (including attorney’s fees and costs) incurred by them in the performance of their duties hereunder.

SECTION VIII.

GENERAL PROVISIONS

8.1 Irrevocability. To the fullest extent permitted by applicable law, the Trust is irrevocable.

8.2 Term; Termination.

(a) The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust and shall terminate pursuant to the following provisions.

(b) The Trust shall automatically dissolve on the date (the “Trust Termination Date”) ninety (90) days after the first to occur of the following events:

(i) the date on which the Bankruptcy Court approves dissolution of the Trust because (1) all Claims duly filed with the Trust have been liquidated, approved or disallowed, accepted, and paid to the extent possible based upon funds available through the Plan and as provided in this Trust Agreement, the CRP, the Plan and the Confirmation Order or have been disallowed by a final non-appealable order, (2) all known claims against third parties have been pursued and all reasonably expected recoveries from those claims have been collected, and (3) a final accounting has been filed with and approved by the Bankruptcy Court; or

(ii) to the extent that any rule against perpetuities shall be deemed applicable to the Trust, the date on which twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendants of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.

(c) On the Trust Termination Date or as soon as reasonably practicable thereafter, after the wind-up of the Trust’s affairs by the Trustee and payment of all of the Trust’s liabilities have been provided for as required by applicable law, all monies remaining in the Trust estate shall be distributed to the Fire Victims on a pro rata basis according to the percentage value of each Approved Claim relative to the total amount of Approved Claims, provided, however, that, notwithstanding any provision in the Trust Documents, the Plan and the Confirmation Order to the contrary, no payment in the aggregate of less than twenty-five dollars ($25.00) in Cash shall be made to any Beneficial Owner on account of any Approved Claim.

(d) Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate, and the Trustee (acting alone) shall perform all acts and duties necessary to complete the termination and winding up of the affairs of the Trust and shall execute and cause a Certificate of Cancellation of the Certificate of Trust of the PG&E Fire Victim Trust to be filed in accordance with the Act. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the PG&E Fire Victim Trust as a separate legal entity shall continue until the filing of such Certificate of Cancellation. The Trustee shall provide to the Delaware Trustee a certified copy of the Certificate of Cancellation within a reasonable time after the filing of such Certificate of Cancellation. The Certificate of Cancellation need not be signed by the Delaware Trustee.

8.3 Amendments. Any modification or amendment made pursuant to this Section 8.3 must be done in writing. Notwithstanding anything contained in this Trust Agreement or the CRP to the contrary, neither this Trust Agreement, the CRP, nor any document annexed to either of the foregoing shall be modified or amended in any way that could jeopardize, impair, or modify (i) the applicability of section 105 of the Bankruptcy Code to the Plan and the Confirmation Order, (ii) the efficacy or enforceability of the Channeling Injunction or any other injunction or release issued or granted in connection with the Plan and Confirmation Order, (iii) the Trust’s qualified settlement fund status under the QSF Regulations, (iv) the rights, duties, liabilities and obligations of the Delaware Trustee without the written consent of the Delaware Trustee, or (v) the Plan, the Confirmation Order or the Bankruptcy Code. Further, without the written consent of the TOC there shall be no modification of (i) Section 5.7 hereof or any rights, benefits or protections provided to the Trust Indemnified Parties, or (ii) the terms of the Claimant Release or the obligation of the Trust to obtain a properly executed Claimant Release as a pre-condition to a claimant receiving each distribution from the Trust. Notwithstanding anything in the Trust Documents, the Plan or the Confirmation Order to the contrary, Section IX of the CRP shall not be amended or modified in any way without notice to Claimants and the opportunity to be heard by the Court of Exclusive Jurisdiction. For the avoidance of doubt, none of the Trust Documents may be modified in any material way that is inconsistent with the Plan, the Confirmation Order or the Bankruptcy Code without the approval of the Bankruptcy Court

8.4 Meetings.

(a) The Trustee and the Claims Administrator will hold regularly scheduled, periodic meetings with the TOC, either in person or via telephone or videoconference, which shall occur at least quarterly. The Delaware Trustee shall not be required or permitted to attend such meetings.

(b) The TOC shall meet as needed, either in person or via telephone or videoconference. The Trustee may participate in such meeting as requested by the TOC. Minutes will be maintained at meetings of the TOC and the TOC shall provide such minutes to the Trustee within ten (10) days following such meeting.

8.5 Severability. Should any provision in this Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement.

8.6 Notices.

(a) Notices to persons asserting claims shall be given by e-mail as provided on such person’s claim form submitted to the Trust with respect to his or her Fire Victim Claim.

(b) Any notices or other communications required or permitted hereunder to the following parties shall be in writing and delivered at the addresses designated below, or sent by email or facsimile pursuant to the instructions listed below, or mailed by first class mail, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished in writing to each of the other parties listed below in compliance with the terms hereof.

To the Trustee:

Hon. John K. Trotter (Ret.), Trustee

PG&E Fire Victim Trust

Two Embarcadero Center

Suite 1500

San Francisco, CA 94111

with a copy (which shall not constitute notice) to:

Brown Rudnick LLP

7 Times Square

New York, NY 11036

Attn: David J. Molton, Esq., Gerard T. Cicero, Esq.

To the Claims Administrator:

Cathy Yanni, Claims Administrator

PG&E Fire Victim Trust

Two Embarcadero Center

Suite 1500

San Francisco, CA 94111

with a copy (which shall not constitute notice) to:

Brown Rudnick LLP

7 Times Square

New York, NY 11036

Attn: David J. Molton, Esq., Gerard T. Cicero, Esq.

To the Claims Processor:

BrownGreer PLC

Claims Processor for the PG&E Fire Victim Trust

250 Rocketts Way

Richmond, VA 23231

To the TOC:

Khaldoun A. Baghdadi, Esq.

Liaison to the Trust Oversight Committee

Walkup, Melodia, Kelly & Schoenberger

650 California Street

San Francisco, CA 94108

To the Delaware Trustee:

Wilmington Trust, N.A.

1100 North Market Street

Wilmington, DE 19890

Attn: Julianne Powers, MBA, CTMC

To the Debtors or Reorganized Debtors:

PG&E Corporation and Pacific Gas and Electric Company

77 Beale Street

San Francisco, CA 94105

Attn: Janet Loduca, Senior Vice President and General Counsel

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn: Stephen Karotkin, Jessica Liou and Matthew Goren

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Kevin J. Orsini, Paul H. Zumbro

(c) All such notices and communications shall be sent by First Class Mail, fax, or email. If mailed, the notices shall be effective when physically delivered at the designated addresses. If sent by fax or email, the notices shall be effective upon transmission.

(d) Except as otherwise provided herein, notice with respect to all filings by the Trust with the Bankruptcy Court shall be deemed sufficient if made by Notice of Electronic Filing through the CM/ECF system and posted on the Trust Website.

8.7 Successors and Assigns. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Trust, the Trustee, the Delaware Trustee, the TOC, and their respective successors and assigns, except that none of such persons may assign or otherwise transfer any of its rights or obligations, if any, under this Trust Agreement except, in the case of the Trust and the Trustee, as contemplated by Section 2.1 above, and in the case of the Delaware Trustee, as contemplated by section 5.11.

8.8 Limitation on Claim Interests for Securities Laws Purposes. Fire Victim Claims, and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged, or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will, intestate succession, or otherwise by operation of law except as may be provided Section in 8.11; (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest.

8.9 Evidence of Beneficial Interests. Ownership of a beneficial interest in the Trust Assets by the Beneficial Owners shall not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

8.10 Exemption from Registration. The Parties hereto intend that the rights of the Beneficial Owners arising under this Trust Agreement shall not be “securities” under applicable laws, but none of the Parties hereto represent or warrant that such rights shall not be securities or shall be entitled to exemption from registration under applicable securities laws. If it should be determined that any such interests constitute “securities,” the Parties hereto intend that the exemption provisions of section 1145 of the Bankruptcy Code will be satisfied and the offer and sale under the Plan of the beneficial interests in the Trust will be exempt from registration under the Securities Act, all rules and regulations promulgated thereunder, and all applicable state and local securities laws and regulations.

8.11 Transfer and Exchange. The beneficial interests held by Beneficial Owners are not negotiable and shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law. Additionally, the holder of any interests in the Trust may assign, convey or otherwise transfer its interests in the Trust, including a Fire Victim Claim, to its successor by merger, consolidation, or by purchase or transfer of substantially all of the assets of the holder of the interests in the Trust. Moreover, any and all Trust Interests shall not be listed for trading on any national securities exchange and the Trustee shall not take any action the purpose of which is, or which would be in support of, the establishment of an active trading market in the beneficial interests in the Trust. No voluntary transfer of a beneficial interest in the Trust shall be effective or binding upon the Trust or the Trustee for any purpose except as otherwise provided herein. In the case of a deceased individual Beneficial Owner, his or her executor or administrator shall provide written notice to the Trustee and deliver to the Trustee such documentation necessary to evidence the transfer by operation of law and identify the proper Person to succeed to such decedent’s interests. The Trustee may fully rely on any such evidence provided by a purported executor or administrator and shall have no duty to investigate.

8.12 Change of Address. A Beneficial Owner may, after the Effective Date, select an alternative distribution address or provide wire transfer instructions for any distribution by providing notice to the Trustee (or to another Person as directed by the Trustee) including such address or instructions. Such notification will be effective only upon receipt by the Trustee or other Person in accordance with this Section 8.12. Absent receipt of such notice, the Trustee shall not recognize any such change of distribution address.

8.13 Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Trust Agreement is contained herein and in the documents referred to herein, and this Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power, or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

8.14 Headings. The headings used in this Trust Agreement are inserted for convenience only and do not in any manner affect the construction of the provisions of this Trust Agreement.

8.15 Compliance with Laws. Any and all distributions of Trust Assets shall be in compliance with applicable laws, including applicable federal and state tax and securities laws.

8.16 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto and thereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflicts of law provisions thereof which would purport to apply the law of any other jurisdiction; provided, however, that the laws of the State of California shall govern: (x) any issue of privilege between any holder of a Fire Victim Claim and his or her counsel; and (y) any issue of privilege between the Trust, the Trustee, and their professionals; provided, further, and for the avoidance of doubt, that all Fire Victim Claims administered under the CRP and this Trust Agreement shall be evaluated under the laws of the State of California; provided, further, that the parties hereto intend that the provisions hereof shall control and there shall not be applicable to the Trust, the Trustee, the Delaware Trustee, the Claims Administrator, the TOC, or this Trust Agreement, any provision of the laws (statutory or common) of the State of Delaware pertaining to trusts that relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents, or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, (g) the existence of rights or interests (beneficial or otherwise) in trust assets, (h) the ability of beneficial owners or other persons to terminate or dissolve a trust, or (i) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or beneficial owners that are inconsistent with the limitations on liability or authorities and powers of the Trustee, the Delaware Trustee, the Claims Administrator, or the TOC, as set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

8.17 Settlors’ Representative. The Debtors are hereby irrevocably designated as the Settlors and are hereby authorized to take any action reasonably required of the Settlors, in their capacity as such, by the Trustee in connection with this Trust Agreement.

8.18 Dispute Resolution. Any disputes that arise under this Trust Agreement or under the CRP among the parties hereto shall be resolved by an alternative dispute resolution (the “ADR”) process mutually agreeable to the parties involved. The parties involved agree to meet and confer in good faith in an effort to agree upon a mutually acceptable ADR process. If an ADR process is agreed upon, any party to the ADR process that is dissatisfied with the final outcome of the ADR process may apply to the Bankruptcy Court, and after the close of the Debtors’ chapter 11 cases, also the District Court, for a judicial determination of the matter, which shall be final. Any review conducted by the Bankruptcy Court (or District Court, as applicable) shall be de novo. In any case, if the dispute arose pursuant to the consent provision set forth in Section 6.6, the burden of proof shall be on the party or parties who withheld consent to show by a preponderance of the evidence that consent was not unreasonably withheld. If after thirty (30) days following notification to all involved parties that there is a matter in dispute, an ADR process has not been agreed upon by the parties or the dispute has not been resolved by an ADR process, the parties are relieved of the requirement to pursue ADR prior to application to the Bankruptcy Court (or District Court, as applicable). If the Trustee determines that the matter in dispute is exigent and cannot await the completion of the ADR process, the Trustee shall have the discretion to elect out of the ADR process at any stage of the process and seek resolution of the dispute in the Court of Exclusive Jurisdiction. For the avoidance of doubt and notwithstanding anything to the contrary in this section, a Claims Determination (as defined in the CRP) in respect of a Fire Victim Claim, including any Final Determination or Final Judicial Determination (each as defined in the CRP) shall not be governed under this provision of the Trust Agreement.

8.19 Settlements with Federal and State Agencies of Governmental Agency Fire Claims. Notwithstanding anything herein to the contrary, the Trust shall be bound by the terms of (i) the Settlement Agreement dated as of April 21, 2020, by and among the Official Committee of Tort Claimants, the Debtors, the California Department of Developmental Services, the California Department of Toxic Substances Control, the California Department of Forestry and Fire Protection, the California Governor’s Office of Emergency Services, the California Department of Parks and Recreation, the California State University, the California Department of Transportation, and the California Department of Veterans Affairs, as approved by the Bankruptcy Court on May 18, 2020, and (ii) the Settlement Agreement dated as of April 21, 2020, by and among the Official Committee of Tort Claimants, the Debtors, the United States Department of Homeland Security / Federal Emergency Management Agency, the United States Small Business Administration, the United States Department of Agriculture and the United States Forest Service, the United States Department of the Interior, the United States Fish and Wildlife Service, the National Park Service and the Bureau of Land Management, the United States Department of Housing and Urban Development, and the General Services Administration, as approved by the Bankruptcy Court on May 18, 2020.

8.20 Enforcement and Administration. The provisions of the Trust Documents shall be enforced by the Court of Exclusive Jurisdiction. The parties also acknowledge and agree that the Court of Exclusive Jurisdiction (1) shall have exclusive continuing jurisdiction over the settlement of accounts of the Trustee, those matters set forth in Section 1.6 above, and the determination that the Trust is terminated pursuant to Section 8.2 above, and (2) shall have exclusive continuing jurisdiction over all other matters relating to the Trust and its administration.

8.21 Joinder. The Trustee, the Delaware Trustee, the Claims Administrator, the Special Master and each member of the TOC shall execute this Trust Agreement (or a Joinder hereto, as applicable) thereby acknowledging their respective obligations and rights created by the Trust, and agreeing to perform the duties set forth in the Trust Agreement.

8.22 Effectiveness. This Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.

8.23 Counterpart Signatures. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile or email transmission of a PDF file shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties have executed this Trust Agreement as of the date first set forth above to be effective as of the Effective Date.

TRUSTEE

By:	/s/ John K. Trotter

Name:	Hon. John K. Trotter

Title:	Trustee

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

SETTLORS

PG&E CORPORATION

By:	/s/ Janet C. Loduca

Name:	Janet C. Loduca

Title:	Senior Vice President and General Counsel

Date:	July 1, 2020

PACIFIC GAS AND ELECTRIC COMPANY

By:	/s/ Janet C. Loduca

Name:	Janet C. Loduca

Title:	Senior Vice President and General Counsel

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

DELAWARE TRUSTEE

WILMINGTON TRUST

By:	/s/ Julianne Powers

Name:	Julianne Powers

Title:	Assistant Vice President

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

FIRE VICTIM TRUST OVERSIGHT COMMITTEE

/s/ Amanda L. Riddle

Name:	Amanda L. Riddle

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

/s/ Frank M. Pitre

Name:	Frank M. Pitre

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

/s/ Douglas Boxer

Name:	Douglas Boxer

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

/s/ Elizabeth Cabraser

Name:	Elizabeth Cabraser

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

/s/ Bill Robins

Name:	Bill Robins

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

/s/ Gerald Singleton

Name:	Gerald Singleton

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

/s/ Steven J. Skikos

Name:	Steven J. Skikos

Date:	June 27, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

/s/ Amy Bach

Name:	Amy Bach

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

/s/ Michael Kelly

Name:	Michael Kelly

Date:	July 1, 2020

[Signature page to PG&E Fire Victim Trust Agreement dated July 1, 2020]

EXHIBIT 1

2015, 2017, AND 2018 WILDFIRES

The Trust is established to administer Claims related to the following Fires:

(a) Butte Fire (2015)

(b) North Bay Wildfires (2017)

A. 37

B. Adobe

C. Atlas

D. Blue

E. Cascade

F. Cherokee

G. Honey

H. LaPorte

I. Lobo

J. Maacama/Youngs

K. McCourtney

L. Norrbom

M. Nuns

N. Partrick

O. Pocket

P. Point

Q. Pressley

R. Pythian/Oakmont

S. Redwood/Potter Valley

T. Sullivan

U. Sulphur

V. Tubbs

(c) Camp Fire (2018)

Exh 1 - 1

EXHIBIT 2

FIRE VICTIM CLAIMS RESOLUTION PROCEDURES

PREAMBLE

The goal of the Fire Victim Trust1 is to provide an efficient process to fairly compensate the holders of timely filed Fire Victim Claims (respectively, “Claimants” and “Claims”) in an equitable manner and on a pro rata basis consistent with the terms of the Trust Documents, the Plan, the Confirmation Order and California and federal law. These Fire Victim Claims Resolution Procedures (“CRP”) apply to all Claims, provided that, any Claim that has been liquidated pursuant to a settlement agreement approved by the Bankruptcy Court or is the subject of a Final Judicial Determination shall not be subject to further determination under the CRP. The Claims Administrator shall implement and administer the CRP in consultation with the Trustee, Claims Processor, Neutrals, and Trust Professionals with the goal of securing the just, speedy, and cost-efficient determination of every Claim. Those entrusted with the consideration and determination of Claims shall treat all Claimants with abiding respect and shall strive to balance the prudent stewardship of the Trust with care in its administration, allocation, and distribution.

The speed of any distribution in a program involving thousands of claimants relies on multiple variables impacting administrative expediency. To achieve maximum fairness and efficiency, the CRP is founded on the following principles:

1.	Objective eligibility criteria;

2.	Clear and reliable proof requirements;

3.	Administrative transparency;

4.	Rigorous review processes that generate consistent outcomes regardless of the asserted amount of the Claim; and

5.	Independence of the Trustee, Claims Administrator, Claims Processor, Neutrals, Appeals Officer and Trust Professionals.

The Trustee and Claims Administrator will consult with the Claims Processor and other Trust Professionals to develop claims valuation processes that result in fair and reasonable compensation of eligible Claims in accordance with the Trust Documents, the Plan and the Confirmation Order.

[1]

All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the PG&E Fire Victim Trust Agreement (the “Trust Agreement”) and the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated June 19, 2020, as it may be further modified, amended, or supplemented from time to time and, together with all exhibits and schedules thereto, the “Plan”), as applicable.

Exh 2 - 1

I. CLAIMANT ELIGIBILITY

To be eligible to receive compensation from the Trust, a Claimant must: (1) have a Claim related to a Fire; (2) have timely filed a Proof of Claim; and (3) submit supporting documentation as outlined in Section II of this CRP or as required by the Claims Administrator (“Supporting Documents”). Upon submission of the Supporting Documents, the Trust will review each Claim and apply California law or, if applicable, other non-bankruptcy law to determine the Approved Amount of the Claim, including all recoverable damages and costs, whether or not identified or enumerated in Article II hereof.

A. Included Fires. The Trust is established to administer Claims related to the fires identified in Exhibit 1 (each a “Fire” and collectively the “Fires”). Any claims unrelated to the Fires are ineligible for payment by the Trust and, pursuant to the process described herein, shall be held to be ineligible on a final basis. Solely for the purposes of claims determination, including assertion of defenses, in accordance with the CRP, including Section IX hereof, PG&E’s negligence and/or equipment is deemed to be a substantial factor in causing all Fires, provided that, (i) nothing herein or in any of the Trust Documents, Plan or Confirmation Order shall be deemed to require the Trustee to concede that PG&E was negligent or that its negligence and/or equipment is deemed to be a substantial factor in causing all Fires with respect to the Assigned Rights and Causes of Action, and (ii) except as otherwise provided in the Trust Documents, the Plan and the Confirmation Order, the Trustee shall have the right to assert all defenses that the Debtors have or would have had under applicable law to all Fire Victim Claims, provided, however, that (A) the Trust’s and Trustee’s right to assert the defenses of comparative fault and/or comparative negligence with respect to a Claimant shall be limited to the determination of the amount of that Claimant’s Claims and for no other purpose (including the determination of the amount of any other Claimant’s Claims), (B) the Trust’s rights and defenses (except as otherwise expressly set forth in this subsection (ii)(A) and (ii)(C)) shall not include claims that may be asserted by the Debtors or Reorganized Debtors by way of setoff, recoupment, counterclaim, or cross claim and (C) the Trustee may raise and assert Assigned Rights and Causes of Action in defense of a Claim. Any holder of a Fire Victim Claim shall be permitted to assert any defense to Assigned Rights and Causes of Action that such holder would have had under applicable law, if the Debtors, as opposed to the Trust, were asserting the Assigned Rights and Causes of Action.

B. Proof of Claim. All Claimants must have filed a Proof of Claim for their Claims or those of their family in the Chapter 11 Cases on or before December 31, 2019, and as amended, which was the extended Bar Date for Fire Claimants. Claims that were not timely filed in the Chapter 11 Cases are ineligible for payment by the Trust, unless the Claimant (a) obtains relief from the Bankruptcy Court to file a late Claim, and (b) within 30 days after the Bankruptcy Court order allowing such late filing (i) files the Claim in the Chapter 11 Cases and (ii) submits such Claim to the Trust. Claims that have been disallowed or that have been withdrawn from the Claims Register in the Chapter 11 Cases are ineligible for payment by the Trust.

C. Supporting Documents. Section II sets forth each type of Claim (“Claim Type”) the Trust will consider and the Supporting Documents that may be submitted for each. In addition to the Supporting Documents outlined in Section II, Claimants will be required to submit a Claims Questionnaire, as explained in Section V.

Exh 2 - 2

II. CLAIM TYPES AND SUPPORTING DOCUMENTS

The Trust will use all information that assists in objectively valuing Claims and alleviates the burden on Claimants. This includes, but is not limited to, data from a Claimant’s (a) Proof of Claim Form; (b) Wildfire Assistance Program Claim Form; (c) Damages Questionnaire established under Case Management Order 5 in the California North Bay Fire Cases (JCCP 4955); and (d) other reasonably ascertainable and reliable information. Claimants may be required to submit additional facts and documents to support their Claims for each of the following Claim Types:

A. Real Property.

1. Description of Real Property Claim. Real Property Claims include Claims for damage to structures on residential or commercial real property, landscaping, forestry, and other real property improvements (e.g., hardscape, fencing, retaining walls, pools, and solar panels) as a result of the Fires. Real Property damages may be measured in one of two ways: (1) the loss in fair market value to the property (“Diminution in Value”); or (2) the reasonable costs to rebuild or repair the property (“Cost of Repair”). Whether Diminution in Value or Cost of Repair is awarded will depend on the facts of each Claim.

(a) Diminution in Value. Diminution in Value will be calculated by subtracting the fair market value of the property immediately after the Fire from the fair market value of the property immediately before the Fire

(b) Cost of Repair. The reasonable costs to rebuild or repair the property will be determined based on: (1) the use of the structure(s) and other improvement(s); (2) the extent of damage to the structure(s); (e.g., burn damage versus smoke and soot damage); (3) the square footage of structure(s); (4) the geographic location of the property; (5) the size of the vegetation on the property immediately before the Fire; (6) the extent of damage to vegetation; (7) the type of vegetation damaged; and (8) the fair market value of the property immediately before the Fire. In addition, the Claimant may claim the value of trees lost.

(c) Consequential Damages. Claimants also may make a claim for other reasonably foreseeable economic losses directly caused by destruction of or damage to real property.

2. Types of Supporting Documents. Claimants may provide the following documents to support a Real Property Claim:

(a) Verification of ownership;

(b) Appraisals;

(c) Tax records;

(d) Purchase records;

Exh 2 - 3

(e) Mortgage or loan documentation showing the pre-Fire condition or value of the property;

(f) Pre-Fire and post-Fire photos or videos of the structures (interior or exterior) or other damaged areas of the property;

(g) Architectural or engineering drawings;

(h) Permits;

(i) Contractor rebuild or repair estimates or invoices;

(j) Arborist reports, timber surveys, or documents relating to landscaping; and

(k) Other supporting documents within the Claimant’s possession.

B. Personal Property.

1. Description of Personal Property Claim. Personal Property Claims include Claims for loss of or damages to personal property, such as household items (e.g., clothes, furniture, or tools) and automobiles, as a result of the Fires.

2. Types of Supporting Documents. Claimants may provide the following documents to support a Personal Property Claim:

(a) List of items destroyed or damaged in the residency;

(b) Proofs of purchase;

(c) Pre-Fire and post-Fire photos;

(d) Appraisals; and

(e) Other supporting documents within the Claimant’s possession.

C. Personal Income Loss.

1. Description of Personal Income Loss Claim. Personal Income Loss Claims include Claims of individuals who lost income as a result of the Fires, to the extent permitted by California law.

2. Loss of Rental Income. Personal Income Loss Claims also include loss of income from rental of a damaged or destroyed property.

3. Types of Supporting Documents. Claimants may provide the following documents to support a Personal Income Loss Claim:

(a) Tax returns, including all schedules and attachments;

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(b) W-2 Forms;

(c) 1099 Forms;

(d) Lease agreements or canceled rent checks;

(e) Bank account statements identifying earnings;

(f) Paycheck stubs or payroll records; and

(g) Other supporting documents within the Claimant’s possession.

D. Business Loss.

1. Description of Business Loss Claim. Business Loss Claims include Claims for economic losses suffered by a business as a result of the Fires, including loss of business property or inventory used to conduct business and lost profits or revenue.

2. Types of Supporting Documents. Claimants may provide the following documents to support a Business Loss Claim:

(a) Description of the business, including its mission statement;

(b) Tax returns, including all schedules or attachments;

(c) Financial statements, including profit and loss statements;

(d) Articles of Incorporation, bylaws, shareholder lists, or partnership or limited partnership agreements;

(e) Leases, deeds, titles, or other documents identifying the property owned or occupied by the business;

(f) Canceled contracts;

(g) Photos, videos, or other documentary evidence of fire damage to the Claimant’s home or business; and

(h) Other supporting documents within the Claimant’s possession.

E. Other Out-of-Pocket Expenses.

1. Description of Other Out-of-Pocket Loss Claim. Other Out-of-Pocket Loss Claims include Claims for out-of-pocket expenses that are not considered in any other Claim Type. These may include additional living expenses, medical and counseling expenses, and other out-of-pocket expenses as a result of the Fires.

2. Types of Supporting Documents. Claimants may provide the following documents to support an Other Out-of-Pocket Loss Claim:

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(a) Documentation supporting a claim for additional living expenses;

(b) Medical bills;

(c) Counseling bills; and

(d) Other supporting documents within the Claimant’s possession.

F. Wrongful Death and Personal Injury.

1. Description of Wrongful Death and Personal Injury Claim. Wrongful Death and Personal Injury Claims include Claims relating to individuals who died or suffered personal injury as a result of the Fires (“PI/WD Claims”). The Trustee and Claims Administrator will devise procedures ensuring a streamlined and sensitive process providing Claimants and their family members the dignity that is critical to successfully resolving Claims relating to these extraordinary losses.

2. Types of Supporting Documents. Claimants may provide medical records and other documents supporting a Wrongful Death or Personal Injury Claim, as well as documents supporting a Claim for loss of relationship, love, support, and companionship.

G. Emotional Distress.

1. Description of Emotional Distress Claim. Emotional Distress Claims include claims for emotional distress the claimant suffered as a result of the Fires, to the extent permitted by California law.

2. Types of Supporting Documents. Claimants may provide the following documents to support an Emotional Distress Claim:

(a) A written narrative or an audio or video recording detailing the Claimant’s evacuation and impact of the Fire on the Claimant and his or her family, including impact related to the loss of property and any sentimental items in the home;

(b) Texts, emails, or social media content the Claimant created during the evacuation;

(c) Photos or videos taken during the evacuation;

(d) Pre-Fire and post-Fire photos and videos of the Claimant’s property;

(e) Records describing bodily injury or mental health counseling or treatment;

(f) Documentation of medical and counseling expenses; and

(g) Other supporting documents in the Claimant’s possession.

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III. OTHER DAMAGES

The Trustee and Claims Administrator will devise procedures to evaluate any additional categories of recoverable damages.

IV. CLAIMS SUBMISSION

The Claims Processor will maintain a secure, web-based portal (the “Portal”) for Claimants to submit Claims Questionnaires, Supporting Documents, Releases, and any other relevant information or documents. After submitting a Claim, Claimants will be able to use the Portal check their Claim status, receive and respond to determination notices, submit supplementary materials, and update contact information and other demographic information, if necessary.

V. CLAIMS QUESTIONNAIRE

In addition to the Claim-specific Supporting Documents identified in Section II, the Claims Administrator will require Claimants to complete a Claims Questionnaire that provides sufficient information to: (1) verify the Claimant’s identity; (2) identify and support the claimed damages; and (3) demonstrate the Claimant’s authority to assert the Claims.

Individual Claimants may submit Claims Questionnaires by household. The Claims Processor will pre-populate Claims Questionnaires with information already in its possession, including but not limited to data from a Claimant’s (a) Bankruptcy Claim Proof of Claim Form; (b) Wildfire Assistance Program Claim Form; (c) Damages Questionnaire established under Case Management Order 5 in the California North Bay Fire Cases (JCCP 4955); and (d) information that is otherwise reasonably ascertainable and reliable.

The Claims Administrator shall obtain insurance claims files (“Insurance Claims Files”) from the relevant insurers and store them on the Portal where they shall be made available to relevant Claimants and their attorneys for download, review and response over a thirty (30) day period. Such responses may include: (1) approving the ability of the Claims Administrator and Trust professionals to access the Insurance Claims Files applicable to a Claimant; (2) redacting portions of the Insurance Claims Files applicable to a Claimant; and/or (3) contesting redactions applied to Insurance Claims Files by insurers or objecting to the Insurance Claims Files production, which will prevent the use of the Insurance Claims Files or specific portions thereof in the claims process. The Plan does not absolve the insurance carriers of their duty to fulfill their coverage obligations under their policies of insurance with a Claimant.

VI. RELEASES

Prior to making each distribution to a Claimant on account of an Approved Fire Victim Claim, the Trust will require the Claimant to execute a release in substantially the same form and content as the (i) Claimant Release and Indemnification in Connection With the Fire Victim Trust Awards or (ii) Entity Claimant Release and Indemnification in Connection With the Fire Victim Trust Awards, attached to the Trust Agreement as Exhibits 4A and 4B (each, a

Exh 2 - 7

“Claimant Release” and together the “Claimant Releases”).2 In addition, pursuant to and subject to Section 4.25(f)(ii) of the Plan and the Confirmation Order, and except with respect to any settlement or other agreement regarding the Fire Victim Claims asserted by Adventist Health System/West and Feather River Hospital d/b/a Adventist Health Feather River, the Trust shall require all Claimants who hold Approved Fire Victim Claims to execute a release in substantially the same form and content as the Mutual Made Whole Release attached to the Trust Agreement as Exhibit 5.

By signing a Claimant Release, the Claimant will agree to release, through the date on which the Claimant receives the distribution on account of which the Claimant Release is signed, the Trust, the Trustee, Delaware Trustee, TOC, Claims Administrator, Special Master and each of their respective predecessors, successors, assigns, assignors, representatives, members, officers, employees, agents, consultants, lawyers, advisors, professionals, trustees, insurers, beneficiaries, administrators, and any natural, legal, or juridical person or entity acting on behalf of or having liability in respect of the Trust, the Trustee, Delaware Trustee, TOC, Claims Administrator or Special Master (the “Trust Released Parties”) from any and all past, present and future claims, counterclaims, actions, rights or causes of action, liabilities, suits, demands, damages, losses, payments, judgments, debts, dues, sums of money, costs and expenses (including, without limitation, attorneys’ fees and costs), accounts, reckonings, bills, covenants, contracts, controversies, agreements, obligations, or promises, in law or in equity, contingent or non-contingent, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, whether direct, representative, class or individual in nature, in any forum that an applicant had, have, or may have in the future arising from, relating to, resulting from or in any way connected to, in whole or in part, the discharge of the Trust Released Parties’ duties and responsibilities under the Retention Order, the Trust Agreement, including any agreement, document, instrument or certification contemplated by the Trust Agreement, the CRP, the Plan, the formulation, preparation, negotiation, execution or consummation of the Trust Agreement, the CRP and the Plan, and any and all other orders of the District Court or Bankruptcy Court relating to the Trust Released Parties and/or their duties and responsibilities.

The Claimant Release will also require the Claimant to (i) acknowledge and agree that the Claimant remains solely responsible for resolving all open Government Payors’3 and Non- Government Payors’ liens, rights of reimbursement, and other claims (collectively, “Liens and Other Claims”); (ii) use best efforts to resolve all known Liens and Other Claims; (iii) agree to indemnify and hold harmless the Trust in connection with all known Liens and Other Claims and any future Liens and Other Claims; (iv) agree that the Trust will not be liable for any act, or failure to act, of the lien resolution administrator retained in connection with the Fire Victim Trust; and (v) assign the Trust the right to pursue the 2015 Insurance Rights, if any, and the Claimant Insurance Rights (as defined in the Trust Agreement), if applicable, for the full value of the Fire Victim Claim.

[2]

In accordance with the Order on Remaining Objection of California State Agencies and the United States of America Regarding Proposed Government Entity Release [Docket No. 7973] the governmental entities that were the subject of such Order shall not be required to execute a Claimant Release in connection with receiving distributions from the Trust.

[3]

“Governmental Payor” means any federal, state, or other governmental body, agency, department, plan, program, or entity that administers, funds, pays, contracts for, or provides medical items, services, and/or prescription drugs, including, but not limited to, the Medicare Program, the Medicaid Program, Tricare, the Department of Veterans Affairs, and the Department of Indian Health Services.

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VII. NOTICE OF CLAIMS DETERMINATION

A. Claims Determination. The CRP will govern the process by which each Claim is reviewed, including determining whether a Claim is eligible or ineligible for payment and, if eligible, the amount approved for payment (the “Claims Determination”). After the Trust has fully evaluated a Claim, the Claims Processor will issue a notice to the Claimant explaining the review result (“Determination Notice”). If the Claim has been approved and is eligible for payment (an “Approved Claim”), then the notice will include the specific amount that the Trust has approved (the “Approved Claim Amount”). If the Claimant accepts the Approved Claim Amount, it becomes the final determination of the Claim (the “Final Determination”). If the Claim is missing documents or information required for the Trust to fully evaluate the Claim (a “Deficient Claim”), the notice will explain what is required and provide a timeline within which the Claimant may resolve the deficiencies. If the Claim is ineligible for payment from the Trust pursuant to the CRP, the notice will explain the reason(s) that the Claim is ineligible.

B. Application of the Payment Percentage.

1. Payment Upon Final Determination. Only after the Trustee has established an Initial Payment Percentage in accordance with Section VII.B.2 and the Trust Agreement, then once there is a Final Determination of a Claim pursuant to Section II.B., VII.A, VIII.A, VIII.C, IX.B.1 or IX.C.1 hereof, the Claimant will receive a pro rata share of the Final Determination based on a Payment Percentage described in Section VII.B.2 & VII.B.3. For the purpose of payment by the Trust, a Final Judicial Determination (as defined in Section IX.B.1 hereof) shall constitute a Final Determination.

2. Initial Payment Percentage. An Initial Payment Percentage shall be set after the Trust is established by the Trustee in accordance with the Trust Agreement. The Initial Payment Percentage shall apply to all Final Determinations except as provided in Section VII.B.3 with respect to supplemental payments in the event the Initial Payment Percentage is changed.

3. Supplemental Payment Percentage. When the Trustee determines that the then-current estimates of the Trust’s assets and its liabilities, as well as then-estimated value of then-pending Claims, warrant additional distributions on account of Final Determinations, the Trustee shall set a Supplemental Payment Percentage in accordance with the Trust Agreement. Such Supplemental Payment Percentage shall be applied to all Final Determinations that became final prior to the establishment of such Supplemental Payment Percentage. Claimants whose Claim becomes a Final Determination after a Supplemental Payment Percentage is set shall receive an initial distribution equal to the aggregate of the Initial Payment Percentage and all prior Supplemental Payment Percentages set by the Trustee.

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VIII. DISPUTE RESOLUTION

Claimants dissatisfied with their Claims Determination will have the opportunity to dispute the determination and to provide supplemental information or documents to support their dispute. The Trust will implement the following three-tiered process:

A. Reconsideration. If a Claimant contests a Claims Determination, the Claims Administrator and Claims Processor will review the Claim again and will consider any newly submitted information and documents and all previously submitted information. Taking into account all information before them, the Claims Administrator and Claims Processor will determine the amount in which the Claim should be approved, and the Claims Processor will issue a Reconsideration Determination. The Claimant may accept the Reconsideration Determination or may appeal to a Neutral. If accepted by the Claimant, the Reconsideration Determination becomes the Final Determination of the Claim.

B. Appeal. If a Claimant appeals a Reconsideration Determination, the Claimant shall submit a Notice of Appeal to the Claims Administrator. The Claims Administrator shall submit the Claim to the Appeals Officer4 for further consideration de novo in accordance with the procedure set forth herein.

1. The Claims Administrator shall submit the following to the Appeals Officer and the Claimant:

(a) The Notice of Appeal;

(b) The record from the Claims Administrator and Claims Processor resulting in the Claims Determination;

(c) The record from the Claims Administrator and Claims Processor resulting in the Reconsideration Determination;

2. Claimant may submit to the Appeals Officer and the Claims Administrator the following:

(a) Any additional information and/or documents not included in the record from either the Claims Determination or the Reconsideration Determination;

(b) A brief not to exceed twenty (20) pages setting forth the issues on appeal and the basis for appeal as to each such issue.

3. Claimant shall designate the type of review sought:

(a) Document review only;

[4]

The Appeals Officer shall be an individual appointed for the sole purpose of determining whether an appeal from a Determination of the Claims Administrator should be heard by a Neutral from the General Panel or by a Neutral from the Complex Panel. Such determination shall be at the sole and exclusive discretion of the Appeals Officer, who shall at all times remain independent of the Trustee and the Claims Administrator.

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(b) Document review followed by telephonic hearing;

(c) Document review followed by virtual hearing

(d) Document review followed by in-person hearing.

4. The Appeals Officer shall determine whether the appeal shall be considered by a Neutral from the Complex Panel. The Claimant may request that the appeal be considered by a Neutral from the Complex Panel, subject to a determination by the Appeals Officer.

(a) The determination of whether an appeal should be considered by a Neutral from the Complex Panel shall be made by the Appeals Officer in his sole discretion.

(b) The Appeals Officer may consider the type, amount and complexity of a Claim and the type of review requested when determining whether an appeal should be considered by a Neutral from the Complex Panel the Claim

(c) The Appeals Officer’s determination of whether an appeal should be considered by a Neutral from the Complex Panel shall be final, binding and non-appealable and is not subject to review by any Court.

5. A Neutral shall be chosen at random from the General Panel or from the Complex Panel, as determined by the Appeals Officer, to consider the Claim de novo in accordance with the type of review requested by Claimant.

6. The Neutral shall consider the appeal based on all items submitted by Claimant through the close of the review and/or hearing.

7. Within thirty (30) days of the close of the hearing, the Neutral shall issue an Appeals Determination, increasing, decreasing, or confirming the Reconsideration Determination.

C. Trustee Determination. The Neutral shall submit to the Trustee the Appeals Determination, increasing, decreasing, or confirming the Reconsideration Determination. The Trustee may accept, reject, or revise the Appeals Determination to ensure that all Claims are treated equitably and then will issue a Trustee Determination to the Claimant. If an Eligible Claimant (as defined in Section IX.B, below) rejects the Trustee Determination but fails to file an election notice pursuant to Section IX.B.1 hereof within 14 days of receiving the Trustee Determination, the Eligible Claimant shall be deemed to have accepted the Trustee Determination. If the Claimant accepts the Trustee Determination it becomes a Final Determination.

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IX. COURT REVIEW

A. Court Review of Claims. This Section IX shall only apply to Claimants who are identified in the Confirmation Order at paragraph 18(k).5

B. Bankruptcy Court Review for Eligible Claims. Claimants who fully exhaust the dispute resolution process set forth in Section VIII by (i) contesting their Claims Determinations, (ii) exhausting their appellate rights under the CRP, (iii) rejecting the Trustee Determination, and (iv) satisfying the condition of eligibility under Section IX.A (“Eligible Claimants”) with respect to their Claims, shall have the right to have the Trustee Determination (x) with respect to such Claims and in respect of damages, and (y) with respect to any other determination (legal or factual) made by the Trustee in connection with such Claims, in each case, given plenary review by the Bankruptcy Court,6 in accordance with the Trust Documents, the Plan and the Confirmation Order and the procedures set forth therein. Judicial Determination (described herein, and generally “Judicial Determination”) shall be treated as a contested matter pursuant to Rule 9014 of the Federal Rules of Bankruptcy Procedure. Except as otherwise provided in the Trust Documents, Plan or Confirmation Order, the Trustee shall have the right to assert all defenses that the Debtors have or would have had under applicable law to such Claims, provided, however, that (A) the Trust’s and the Trustee’s right to assert the defenses of comparative fault and/or comparative negligence with respect to a Claimant shall be limited to the determination of the amount of that Claimant’s Claims and for no other purpose (including the determination of the amount of any other Claimant’s Claims), (B) the Trust’s rights and defenses (except as otherwise expressly set forth in this Section IX(B)(A) and Section IX(B)(C)) shall not include claims that may be asserted by the Debtors or Reorganized Debtors by way of setoff, recoupment, counterclaim, or cross claim, (C) the Trustee may raise and assert Assigned Rights and Causes of Action in respect to a Claim, and (D) the Trustee may waive any defense and/or concede any issue of fact or law. Eligible Claimants shall be permitted to assert any defense to Assigned Rights and Causes of Action that such Eligible Claimants would have had under applicable law if the Debtors, as opposed to the Trust, were asserting the Assigned Rights and Causes of Action. Eligible Claimants remain subject to, and bound by, the Plan, including, without limitation, the Channeling Injunction and any other injunction or release issued or granted in connection with the Plan. Payment by the Trust of a judgment for monetary damages obtained pursuant to this Section IX shall be subject to adjustment, if applicable, for subordination of Claims for punitive or exemplary damages as provided in Section IX.C.

1. Election of Judicial Determination. Within fourteen (14) days after an Eligible Claimant receives a Trustee Determination (the “Election Deadline”) with respect to a

[5]	For the avoidance of doubt, Section IX(C) of this CRP applies to all Claimants and all Claims generally.
[6]

To the extent the Bankruptcy Court determines that a claim asserted by an Eligible Claimant constitutes a personal injury tort or wrongful death claim under and for purposes of 28 U.S.C. § 157(b)(5) (an “Eligible PI/WD Claimant”), that Eligible PI/WD Claimant may elect review of its claim pursuant to this Section IX in the District Court for the Northern District of California, subject to the same constraints, election, notice and filing requirements, and other limitations described herein with respect to Bankruptcy Court Review; provided, however, that an Eligible PI/WD Claimant may request that the District Court provide relief, such that review of its Claim may proceed in the court where such claim was pending or could have been pending prior to the Petition Date. The Trustee’s rights to contest any such request are hereby preserved. Nothing in these procedures shall be deemed a waiver or modification of the Eligible PI/WD Claimant’s right, if any, to a trial by jury.

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Claim, such Eligible Claimant must notify the Trust of the Eligible Claimant’s intent to seek a Judicial Determination by submitting a written notice to the Trustee (a “Judicial Determination Election Notice”) and filing a copy of such Judicial Determination Election Notice with the Bankruptcy Court. Eligible Claimants who fail to submit and file a Judicial Determination Election Notice by the Election Deadline shall be deemed to accept the Trustee Determination of such Claim, and such Trustee Determination shall become a Final Determination that is final, binding, non-appealable and not subject to review by any Court. Eligible Claimants who submit and file a Judicial Determination Election Notice by the Election Deadline (“Electing Judicial Claimants”) shall have no right to receive any distribution from the Trust absent the issuance of an order or judgment of the Bankruptcy Court, or District Court as applicable, awarding damages on account of the Eligible Claimants’ Claim that is no longer subject to appeal and for which no appeal is pending (a “Final Judicial Determination”).

2. Recovery Limited to Final Judicial Determination. To the extent that a Claimant’s Final Judicial Determination with respect to a Claim results in a judgment or award in an amount less than the amount of the Trustee Determination with respect to such Claim, the Claimant will receive payments from the Trust that will be based on the amount of the Final Judicial Determination for such Claim. In determining whether a Claimant’s Final Judicial Determination is less than the amount of the Trustee Determination, no amounts awarded for punitive or exemplary damages shall be considered in either circumstance.

3. Judicial Determinations after Initial Review Period. Electing Judicial Claimants may only seek a Final Judicial Determination by commencing a contested matter against the Trust in Bankruptcy Court under this Section IX.B within the time prescribed herein after all Claimants that hold Approved Claims have received a Determination Notice with respect to such Approved Claims and have had an opportunity to fully exhaust the dispute resolution process set forth in Section VIII of this CRP (the “Initial Review Period”). The Trustee shall file a notice that the Initial Review Period has ended (the “Initial Review Period Notice”) with the Bankruptcy Court and post the Initial Review Period Notice on the Trust Website.7 Electing Judicial Claimants who fail to commence a contested matter in the Bankruptcy Court within the fourteen (14) day period after the filing of the Initial Review Period Notice shall be deemed to accept the Trustee Determination of their Claims, and such Trustee Determination shall become a Final Determination that is final, binding, non-appealable and not subject to review by any Court. Upon filing, all contested matters commenced under this section shall be stayed pending a decision by the Bankruptcy Court regarding the consolidation of all such matters as set forth in Section IX.B.5 hereof.

4. Supporting Evidence. During the Judicial Determination, the Claimant and the Trustee shall be governed by the rights and obligations imposed upon parties to a contested matter under the Federal Rules of Bankruptcy Procedure; provided, however, that an

[7]

The Trustee shall also contemporaneously serve a copy of the Initial Review Period Notice via email on counsel of record or as otherwise provided in the Claims Questionnaire for Claimants who are identified in the Confirmation Order at paragraph 18(k) and upon such additional representatives of any of such Claimants as may be designated in writing by that Claimant from time to time, provided that, such email notices shall be required for a Claimant only if the Claimant is an Electing Judicial Claimant or the Election Deadline for the Claimant has not passed when the Initial Review Period Notice is filed.

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Electing Judicial Claimant shall not have the right to introduce into evidence during the Judicial Determination any information or documents that (a)(1) were requested by the Trustee or (2) the Electing Judicial Claimant reasonably could have been expected (before issuance of the Trustee Determination) to rely on or introduce as evidence in a Judicial Proceeding, and (b) were available to the Electing Judicial Claimant at the time of the request or during the pendency of the review of the Claim by the Trustee and Claims Administrator, but which the Claimant failed to or refused to provide to the Trust prior to the issuance of the Trustee Determination; provided, however, that nothing in this Subsection IX.B.4 shall prohibit an Electing Judicial Claimant from introducing information or documents that is responsive to information or documents not disclosed to the Electing Judicial Claimant before the issuance of the Trustee Determination. The Claimant’s responses to requests by the Trustee for documents or information shall be subject to Rule 37 of the Federal Rules of Civil Procedures, as applicable under the Federal Rules of Bankruptcy Procedure. Claimants shall not have the right to disclose the Claims Determination, Appeals Determination or Trustee Determination to any Court except as provided in the following sentence. Subject to the terms of any protective order entered by a Court, a Claimant’s filing of a Judicial Determination Election Notice shall permit the Trust or any representative thereof to introduce as evidence before a Court all information and documents submitted to the Trust under the CRP, and the Claimant may introduce any and all information and documents that it submitted to the Trust under the CRP.

5. Consolidation of Judicial Determinations. Subject to notice and a hearing and at the discretion of the Bankruptcy Court, all judicial review proceedings elected pursuant to this section IX.B may be heard and determined in one or more consolidated proceedings to the extent practicable, in a manner acceptable to the court, and in accordance with applicable law. All contested matters filed within the fourteen (14) day period following the filing of the Initial Review Period Notice shall be stayed pending the Bankruptcy Court’s determination on how or whether to proceed under this subsection.

6. Attorneys’ Fees and Expenses. Electing Judicial Claimants shall be required to pay their own attorneys’ fees and expenses unless such fees and expenses are otherwise recoverable as part of their Claim under California law.

7. Payment of Bankruptcy Court Determinations. Under no circumstances shall interest be paid under any statute on any judgments obtained in the tort system. If and when a Claimant obtains a Final Judicial Determination it shall be treated within and receive pro rata distributions from the Trust, subject to the Trust Documents, including Section VII.B hereof, the Plan and the Confirmation Order.

C. Punitive and Exemplary Damages. The Trustee shall have the discretion to award punitive or exemplary damages consistent with California law and the Trust Agreement. Any award of punitive or exemplary damages made by the Trustee or a Court with respect to any Claim shall be subordinate and junior in right to the prior payment in full of all Final Determinations and Final Judicial Determinations as provided herein.

D. Redetermination of Prior Final Determinations. To the extent that a Final Judicial Determination of a Claim implicates a determination of damages which is inconsistent to other Claims, theories, facts, or issues of a similar type to the Claim subject of a Final Judicial Determination, the Trustee, in his sole and absolute discretion, may redetermine, adjust or modify the amount of any prior Final Determinations, solely in an upward manner, to be consistent with such Final Judicial Determination.

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X. PREVENTION AND DETECTION OF FRAUD

A. The Claims Administrator may institute claim auditing procedures and other procedures to detect and prevent the allowance of fraudulent claims. All Claims must be signed under the pains and penalties of perjury. To the extent of applicable law, the submission of a fraudulent Claim may violate the criminal laws of the United States, including the criminal provisions applicable to Bankruptcy Crimes, 18 U.S.C. § 152, and to the extent of applicable law, may subject those responsible to criminal prosecution in the federal courts. If the Claims Administrator determines that a Claim is fraudulent, the Trustee shall deny the Claim and so inform the Claimant.

B. The Claims Administrator shall have the authority to request the Claimant to submit additional records in order to make a determination of allowance or denial of any Claim. If the Claimant refuses to or fails to respond to such a request within ninety (90) days or if the Claims Administrator determines that a Claimant’s response is inadequate, the Claims Administrator shall take such actions as she deems appropriate on the Claim and notify the Claimant of the action and basis therefore and the Claimant may dispute the same and seek a Judicial Determination as set forth in Article IX.

C. The Claims Administrator may conduct random audits to verify supporting documentation submitted (including death certificates, medical and other records) by randomly selecting Claims and may audit individual claims or groups of Claims.

D. All Claimants must certify to the Claims Administrator on the Claims Questionnaire that the Claimant has not transferred his or her or its right to recover from the Released Parties with respect to his or her Claim such that the Claim can be asserted by another person or entity. The fact that a Claimant has executed a “subrogation” agreement with a health insurer or that a statutory provision grants to any governmental entity rights of subrogation shall not of itself be construed as a transfer of Claimant’s right to recover.

XI. ATTORNEY’S FEES

A. Attorney’s Fees Determined Pursuant to State Law. Any award of attorney’s fees with respect to a Claim shall be determined in accordance with the laws of the State of California.

B. Hold-Back for Attorney Liens. Prior to receiving any award in respect of any Claim Determination, any Claimant who was represented by an attorney (“Claimant Attorney”) at the time of filing its Proof of Claim in the Chapter 11 Cases or at any time thereafter, shall: (1) agree to receive their award through their Claimant Attorney; or (2) provide evidence to the satisfaction of the Claims Administrator and Trustee that there is no lien or potential lien on their

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Final Determination asserted or assertable by a Claimant Attorney (an “Attorney Lien”), including by providing written confirmation from such Claimant Attorney that no Attorney Lien exists. If an Attorney Lien exists, is asserted or assertable, then only the undisputed portion of the award shall be provided to the Claimant. The disputed portion shall be held back until the Claims Administrator receives satisfactory notice in his or her sole determination, that such dispute and Attorney Lien has been resolved. The payment of attorney’s fees incurred by Claimant and the satisfaction of any Attorney Lien is the sole obligation of Claimant. Neither the Trustee nor the Trust is responsible for the payment of any attorney’s fees or the resolution of any Attorney Lien incurred in connection with a Claim.

XII. CREDITS AND DEDUCTIONS

A. Credits for Amounts Covered By Insurance. In determining all award amounts, the Trustee will take into account all insurance recoveries available to the Claimant as provided in the Trust Agreement.

B. Deduction for Payment Received from Wildfire Assistance Fund. In determining all award amounts, the Trustee will take into account any payment Claimant has received from the Wildfire Assistance Fund as provided in the Trust Agreement.

C. Deduction for Payment Received from FEMA. In determining all award amounts, the Trustee will take into account any payment Claimant has received from the Federal Emergency Management Agency (“FEMA”) on account of the same damages or losses, as provided in the Trust Agreement.

D. Medical Liens. In determining all award amounts, the Trustee will take into account all known outstanding governmental medical liens, if any, currently owed by the Claimant. Claimants shall be responsible for the payment of all medical or other applicable liens. The Claimant will undertake to resolve such liens, and if not done, the Trustee will take over the process, solely with respect to governmental liens. The Trustee will retain the services of a Lien Resolution Administrator to identify, resolve, and satisfy, in accordance with applicable law, certain Claimant governmental repayment obligations, including, but not limited to, Medicare (Parts A and B), Medicaid, and other governmental liens.

E. Taxes. In connection with their duties hereunder, the Trustee and Claims Administrator will make every effort to ensure that the Trust complies with all applicable laws, including without limitation all tax return filings and information reporting requirements set forth in applicable laws.

F. Authority to Withhold Distributions Pending Resolution of Third Party Claims. The Trustee has the authority and discretion to withhold any distribution, or portions thereof, on account of any Claim that received a Final Determination or Judicial Determination if the Claimant is subject to pending or contemplated litigation brought by the Trust in respect of Assigned Rights and Causes of Action under the Plan until the final resolution of such litigation, including the conclusion of all appellate rights or expiration of any statutes of limitation. The Trustee may disallow any Claim of any entity or person that is liable to the Trust in respect of Assigned Rights and Causes of Action under the Plan until such entity or person has paid the amount for which such entity or person is liable to the Trust.

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XIII. CONFIDENTIALITY OF CLAIMS INFORMATION

All personal information, facts, and documents submitted to the Trust by or regarding any Claimant or Claim shall be kept confidential and shall only be disclosed: (1) to the Trustee, Claims Administrator, Claims Processor, Neutrals, and Trust Professionals to the extent necessary to process and pay Claims; or (2) as may be required by applicable law, ethical requirements, or legitimate business uses associated with administering the Trust.

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EXHIBIT 3

FORM OF CERTIFICATE OF TRUST

OF THE

PG&E FIRE VICTIM TRUST

This Certificate of Trust of the PG&E FIRE VICTIM TRUST (the “Trust”) is being duly executed and filed by the undersigned trustees of the Trust, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is:

PG&E Fire Victim Trust

2. Delaware Trustee. The name and business address of the Delaware Trustee of the Trust in the State of Delaware is:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

TRUSTEE:	DELAWARE TRUSTEE:

_________________________________________________ Hon. John K. Trotter (Ret.), in his capacity as Trustee and not individually	WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Delaware Trustee and not individually

By: _______________________________________
Name:
Title:

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EXHIBIT 4-A

CLAIMANT RELEASE AND INDEMNIFICATION

IN CONNECTION WITH THE FIRE VICTIM TRUST AWARDS

To receive payment of an Award (as defined below) from the PG&E Fire Victim Trust (the “Trust”), an eligible Claimant must execute and submit to the Trustee (as defined below) this Release and Indemnification (the “Release”). This Release must be signed by the Claimant or the Claimant’s Legal Representative (as defined below). A signature by an attorney for the Claimant or by an attorney for the Claimant’s Legal Representative is not sufficient.

If you need assistance, please contact the Claims Administrator by email at info@firevictimtrust.com or by phone toll-free at 1 (888) 664-1152. You may also visit the Fire Victim Trust Website for additional information.

DEFINITIONS

The definitions set forth above for the terms “Trust” and “Release” are specifically incorporated herein by reference as if fully set forth in this section.

All capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Chapter 11 Plan (as defined below).

“2015 Insurance Policies” means any insurance policy issued to any of the Debtors or under which the Debtors have sought or may seek coverage for the 2015 policy year.

“2015 Insurance Rights” means any and all rights, titles, privileges, interests, claims, demands, or entitlements of the Debtors to resolve any claims related to Fires under the 2015 Insurance Policies, other than the rights of the Debtors to be reimbursed for claims submitted to and paid by the Debtors prior to January 29, 2019.

“Award” means the compensation a Claimant receives on behalf of the Claimant’s Fire Claim.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of California San Francisco Division, having subject matter jurisdiction over the Chapter 11 Cases and, to the extent of any reference withdrawal made under section 157(d) of title 28 of the United States Code, the District Court.

“Channeling Injunction” means the permanent injunction provided for in Section 10.7 of the Chapter 11 Plan with respect to Fire Victim Claims that was issued pursuant to, and included in, the order confirming the Chapter 11 Plan.

“Chapter 11 Cases” means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court and currently styled In re PG&E Corporation and Pacific Gas and Electric Company, Bankruptcy Case No. 19-30088 (DM) (Lead Case) (Jointly Administered).

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“Chapter 11 Plan” means the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization Dated March 16, 2020, filed in the Chapter 11 Cases and confirmed by the Bankruptcy Court.

“Claim” or “Claims” has the meaning set forth in section A of this Release.

“Claimant” means a Fire Victim who (i) has timely filed a proof of claim in the Chapter 11 Cases, (ii) has had his or her Claim channeled to the Trust for evaluation, resolution, and payment pursuant to the Plan and the Channeling Injunction; and (iii) who is signing and executing this Release (or on whose behalf this Release is being signed and executed by a Legal Representative).

“Claimant Insurance Company” means any insurance company that issued or allegedly issued a Claimant Insurance Policy.

“Claimant Insurance Policy” means any insurance policy that was issued or allegedly issued that does or may afford the Claimant rights, benefits, indemnity, or insurance coverage with respect to any claims and that has been assigned to the Trustee by Claimant and accepted by the Trustee pursuant to Section 2.6(c) of the Trust Agreement.

“Claimant Insurance Rights” means any and all rights, titles, privileges, interests, claims, demands, or entitlements of the Claimant to any proceeds, payments, benefits, causes of action, choses in action, defense or indemnity arising under or attributable to any and all Claimant Insurance Policies, now existing or hereafter arising, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent.

“Claims Questionnaire” means the claims questionnaire and supporting documents required by the CRP in support of Fire Victim Claims.

“CRP” means the Fire Victim Claims Resolution Procedures for the resolution, liquidation, and payment of Fire Victim Claims by the Trust, substantially in the form included in the Plan Supplement filed in the Chapter 11 Cases on May 1, 2020 and as may be amended and supplemented thereafter from time to time.

“Debtors” means PG&E Corporation and Pacific Gas and Electric Company, the debtors and debtors-in-possession in the Chapter 11 cases.

“District Court” means the United States District Court for the Northern District of California, having jurisdiction in the Chapter 11 Cases.

“Fires” means the Butte Fire (2015), the North Bay Fires (2017) (consisting of the following fires: LaPorte, McCourtney, Lobo, Honey, Redwood/Potter Valley, Sulphur, Cherokee, 37, Blue, Pocket, Atlas, Cascade, Nuns, Adobe, Norrbom, Pressley, Partrick, Pythian/Oakmont, Maacama, Tubbs, Point, and Sullivan) and the Camp Fire (2018).

“Fire Victim” means a person or entity damaged, or who purports to have been damaged, in various ways by the Fires.

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“Fire Victim Claim” means any claim against the Debtors in any way arising out of the Fires that was channeled to the Trust by the Channeling Injunction and the Plan.

“Governmental Payor” means any federal, state, or other governmental body, agency, department, plan, program, or entity that administers, funds, pays, contracts for, or provides medical items, services, and/or prescription drugs, including, but not limited to, the Medicare Program, the Medicaid Program, Tricare, the Department of Veterans Affairs, and the Department of Indian Health Services.

“Legal Representative” means a personal representative, guardian, conservator, parent (on behalf of a minor), executor of an estate or a similar representative who has been appointed by a court (including the Special Master) or has other legal authorization to file a proof of claim and/or a Fire Victim Claim on behalf of the Claimant.

“Lien” or “Liens” means (i) any statutory lien of a Governmental Payor or Medicare Part C or Part D Program sponsor, or (ii) any mortgage, lien, pledge, charge, security interest, or legal encumbrance, of any nature whatsoever, held by any Other Payer or Provider, where there is a legal obligation to withhold payment of an Award, or some portion thereof, to a Claimant under applicable federal or state law or for the Claimant to reimburse the Government Payor, Other Payer or Provider for amounts paid on the Claimant’s behalf in connection with the Claimant’s Fire Victim Claims.

“Lien Resolution Administrator” means that person or entity, retained by the Trustee to resolve Medicare Program Part A and B liens, Medicaid Program liens, and Medicare Part C Program liens, using the information provided by the Claimant in the Claims Questionnaire.

“Medicaid Program” means the federal program administered by the states under which certain medical items, services, and/or prescription drugs are furnished to Medicaid beneficiaries under Title XIX of the Social Security Act, 42 U.S.C. § 1396-1, et seq.

“Medicare Part C or Part D Program” means the program(s) under which Medicare Advantage, Medicare cost, and Medicare health care prepayment plan benefits and Medicare Part D prescription drug plan benefits are administered by private entities that contract with Centers For Medicare & Medicaid Services (“CMS”).

“Medicare Program” means the Medicare Parts A and B federal program administered by CMS under which certain medical items, services, and/or prescription drugs are furnished to Medicare beneficiaries under Title XVIII of the Social Security Act, 42 U.S.C. § 1395, et seq.

“Released Parties” means the Trust, the Trustee, Delaware Trustee, TOC, Claims Administrator, Special Master and each of their respective predecessors, successors, assigns, assignors, representatives, members, officers, employees, agents, consultants, lawyers, advisors, professionals, trustees, insurers, beneficiaries, administrators, and any natural, legal, or juridical person or entity acting on behalf of or having liability in respect of the Trust, the Trustee, Delaware Trustee, TOC, Claims Administrator or Special Master.

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“Retention Orders” means the Order Granting Application of The Official Committee of Tort Claimants Pursuant to 11 U.S.C. §§ 1103 and 363 and Fed. R. Bankr. P. 2014 and 5002 to Retain and Employ Hon. John K. Trotter (Ret.) as Trustee Nunc Pro Tunc to January 13, 2020 [Docket No. 6760] and the Order Granting Application of The Official Committee of Tort Claimants Pursuant to 11 U.S.C. §§ 1103 and 363 and Fed. R. Bankr. P. 2014 and 5002 to Retain and Employ Cathy Yanni as Claims Administrator Nunc Pro Tunc to January 13, 2020 [Docket No. 6759], entered by the Bankruptcy Court on April 14, 2020 in the Chapter 11 Cases.

“Special Master” means the special master appointed by the Superior Court of California for the County of San Francisco to approve any and all minors’ compromises in conjunction with the evaluation, disallowance, resolution, settlement, and approval of any and all Fire Victim Claims in accordance with the CRP.

“TOC” means the members of Trust Oversight Committee appointed by the Consenting Fire Claimant Professionals and the Tort Claimants Committee to oversee the Trust in accordance with the Chapter 11 Plan and the Trust Agreement.

“Trust Agreement” means the PG&E Fire Victim Trust Agreement dated as of July 1, 2020, substantially in the form included in the Plan Supplement filed in the Chapter 11 Cases on May 1, 2020.

“Trustee” means Hon. John K. Trotter (Ret.) or any other person appointed to serve as trustee under and in accordance with the Trust Agreement.

RELEASE AND INDEMNIFICATION

A. In consideration of the benefit of an Award from the Trust, I, on my own behalf and on behalf of my respective predecessors, successors, assigns, assignors, representatives, attorneys, agents, trustees, insurers, heirs, next of kin, estates, beneficiaries, executors, administrators, and any natural, legal, or juridical person or entity to the extent he, she, or it is entitled to assert any claim on my behalf, including, but not limited to, a Legal Representative, (hereafter “I”, “My” or “Me”), do hereby voluntarily, intentionally, knowingly, absolutely, unconditionally and irrevocably waive, release, remit, acquit, forever discharge, covenant not to sue, and hold harmless the Released Parties from and with respect to any and all claims, including, but not limited to, all claims as defined in section 101(5) of the Bankruptcy Code, charges, complaints, demands, obligations, causes of action, losses, expenses, suits, awards, promises, agreements, rights to payment, right to any equitable remedy, rights of any contribution, indemnification, reimbursement, subrogation or similar rights, demands, debts, liabilities, express or implied contracts, obligations of payment of performances, rights of offset or recoupment, costs, expenses, attorneys’ and other professional fees and expenses, compensation or other relief, and liabilities of any nature whatsoever whether present or future, known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative and whether based on contract, tort, statutory, or other legal or equitable theory of recovery (collectively, “Released Claims”) arising from, relating to, resulting from or in any way connected to, in whole or in part, the discharge of the Released

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Parties’ duties and responsibilities under the Retention Order, the Trust Agreement, including any agreement, document, instrument or certification contemplated by the Trust Agreement, the CRP, the Chapter 11 Plan, the formulation, preparation, negotiation, execution or consummation of the Trust Agreement, the CRP and the Chapter 11 Plan, and any and all other orders of the District Court or Bankruptcy Court relating to the Released Parties and/or their duties and responsibilities, from the beginning of time through the execution date of this Release.1 I covenant and agree that I will honor the release as set forth in the preceding sentence and, further, that I will not (i) institute a lawsuit or other action based upon, arising out of, or relating to any Released Claim released hereby, (ii) participate, assist, or cooperate in any such action, or (iii) encourage, assist and/or solicit any third party to institute any such action.

B. I hereby acknowledge that pursuant to the Chapter 11 Plan, the Channeling Injunction and the order confirming the Chapter 11 Plan, the Debtors have been fully and completely discharged and released and their respective property and successors and assigns from any and all liability arising from or related to any Fire Victim Claim asserted.

C. I hereby acknowledge that I am solely and ultimately responsible for the satisfaction and discharge of all Liens. I shall use best efforts to resolve all known Liens.

D. Notwithstanding my responsibilities to resolve all known Liens, I hereby authorize the Lien Resolution Administrator to resolve any and all Medicare Program liens, Medicaid Program liens, and Medicare Part C Program liens, as set forth in the definition of Lien Resolution Administrator above. The Lien Resolution Administrator shall use best efforts to resolve the Medicare Program liens, Medicaid Program liens, and Medicare Part C Program liens on my behalf.

E. In further consideration of the benefit of an Award, I do hereby release, forever discharge, hold harmless, and covenant not to sue the Released Parties from any and all Claims arising from, relating to, resulting from or in any way connected t, in whole or in part, any act, or failure to act, of the Lien Resolution Administrator. I covenant and agree that I will honor the release as set forth in the preceding sentence and, further, that I will not (i) institute a lawsuit or other action based upon, arising out of, or relating to any Claim released hereby, (ii) participate, assist, or cooperate in any such action, or (iii) encourage, assist and/or solicit any third party to institute any such action.

F. I hereby acknowledge and agree that to the extent my information is incorrect or incomplete to any substantial degree, after reasonable diligence by the Lien Resolution Administrator, which results in the Lien Resolution Administrator being unable to properly verify coverage or identify Liens for which the Lien Resolution Administrator is responsible, then the Lien Resolution Administrator shall have no further responsibility for such unknown/unresolved Liens.

[1]

A SUBSEQUENT RELEASE OR ANNEX TO THE ORIGINAL RELEASE WILL BE REQUIRED TO BE EXECUTED BY THE CLAIMANT AT THE TIME OF EACH DISTRIBUTION, RELEASING THE RELEASED PARTIES FROM THE DATE OF THE LAST RELEASE THROUGH THE DATE OF EACH SUBSEQUENT RELEASE

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G. In further consideration of the benefit of an Award, I shall indemnify and forever hold harmless, and pay all final judgments, damages, costs, expenses, fines, penalties, interest, multipliers, or liabilities in whatsoever nature, including the costs of defense and attorneys’ fees of, the Released Parties against any and all Claims.

H. I, as assignor, hereby irrevocably and unconditionally transfer and assign to the Trust, as assignee, any and all rights to pursue and release 2015 Insurance Rights for my Claim for the full amount of the liability that either of the Debtors may have or have had for my Claim.

I. [I, as assignor, hereby irrevocably and unconditionally transfer and assign to the Trust, as assignee, any and all rights to pursue and release Claimant Insurance Rights for my Fire Victim Claim for the full amount of the liability any Claimant Insurance Company may have or has had for my Fire Victim Claim and has not previously paid.]2

J. I acknowledge that the Trust is not providing any tax advice with regard to the receipt of the Award or any component thereof, and I understand and agree that I shall be solely responsible for compliance with all tax laws with respect to the Award, to the extent applicable.

K. If I am awarded compensation for any loss of consortium or bystander claims, I acknowledge and agree that all beneficiaries of such claims (each, a “Beneficiary”) must execute and be bound by this Release. Each Beneficiary waives all rights and interests in those indirect or third-party claims and is barred from the assertion of those indirect or third-party claims in the tort system or otherwise.

Claimant or Legal Representative Printed Name: ___________________________________

Claimant or Legal Representative Signature: _______________________________________

Date: _______________

Beneficiary Printed Name (if applicable): _________________________________________

Beneficiary Signature (if applicable):_____________________________________________

Date: _______________

[2]	This provision will be included only if an assignment pursuant to Trust Agreement Section 2.6(c) is contemplated.

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EXHIBIT 4-B

ENTITY CLAIMANT RELEASE AND INDEMNIFICATION

IN CONNECTION WITH THE FIRE VICTIM TRUST AWARDS

To receive payment of an Award (as defined below) from the PG&E Fire Victim Trust (the “Trust”), an eligible Claimant must execute and submit to the Trustee (as defined below) this Release and Indemnification (the “Release”). This Release must be signed by an authorized signatory of the Claimant. A signature by an attorney for the Claimant, unless such attorney is an authorized signatory of the Claimant, is not sufficient.

If you need assistance, please contact the Claims Administrator by email at info@firevictimtrust.com or by phone toll-free at 1 (888) 664-1152. You may also visit the Fire Victim Trust Website for additional information.

DEFINITIONS

The definitions set forth above for the terms “Trust” and “Release” are specifically incorporated herein by reference as if fully set forth in this section.

All capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Chapter 11 Plan (as defined below).

“2015 Insurance Policies” means any insurance policy issued to any of the Debtors or under which the Debtors have sought or may seek coverage for the 2015 policy year.

“2015 Insurance Rights” means any and all rights, titles, privileges, interests, claims, demands, or entitlements of the Debtors to resolve any claims related to Fires under the 2015 Insurance Policies, other than the rights of the Debtors to be reimbursed for claims submitted to and paid by the Debtors prior to January 29, 2019.

“Award” means the compensation a Claimant receives on behalf of the Claimant’s Fire Claim.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of California San Francisco Division, having subject matter jurisdiction over the Chapter 11 Cases and, to the extent of any reference withdrawal made under section 157(d) of title 28 of the United States Code, the District Court.

“Channeling Injunction” means the permanent injunction provided for in Section 10.7 of the Chapter 11 Plan with respect to Fire Victim Claims that was issued pursuant to, and included in, the order confirming the Chapter 11 Plan.

“Chapter 11 Cases” means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court and currently styled In re PG&E Corporation and Pacific Gas and Electric Company, Bankruptcy Case No. 19-30088 (DM) (Lead Case) (Jointly Administered).

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“Chapter 11 Plan” means the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization Dated March 16, 2020, filed in the Chapter 11 Cases and confirmed by the Bankruptcy Court.

“Claim” or “Claims” has the meaning set forth in section A of this Release.

“Claimant” means a Fire Victim that (i) has timely filed a proof of claim in the Chapter 11 Cases, (ii) has had its Claim channeled to the Trust for evaluation, resolution, and payment pursuant to the Plan and the Channeling Injunction; and (iii) on whose behalf this Release is being signed and executed by an authorized signatory. The term Claimant includes all predecessors, successors, assigns, assignors, representatives, members, officers, agents, affiliates, general partners, limited partners, members, managers, direct and indirect equity holders in their capacity as equity holders, subsidiaries, managed accounts or funds, controlling persons, employees, fund advisors, agents, and other representatives.

“Claimant Insurance Company” means any insurance company that issued or allegedly issued a Claimant Insurance Policy.

“Claimant Insurance Policy” means any insurance policy that was issued or allegedly issued that does or may afford the Claimant rights, benefits, indemnity, or insurance coverage with respect to any claims and that has been assigned to the Trustee by Claimant and accepted by the Trustee pursuant to Section 2.6(c) of the Trust Agreement.

“Claimant Insurance Rights” means any and all rights, titles, privileges, interests, claims, demands, or entitlements of the Claimant to any proceeds, payments, benefits, causes of action, choses in action, defense or indemnity arising under or attributable to any and all Claimant Insurance Policies, now existing or hereafter arising, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent.

“Claims Questionnaire” means the claims questionnaire and supporting documents required by the CRP in support of Fire Victim Claims.

“CRP” means the Fire Victim Claims Resolution Procedures for the resolution, liquidation, and payment of Fire Victim Claims by the Trust, substantially in the form included in the Plan Supplement filed in the Chapter 11 Cases on May 1, 2020 and as may be amended and supplemented thereafter from time to time.

“Debtors” means PG&E Corporation and Pacific Gas and Electric Company, the debtors and debtors-in-possession in the Chapter 11 cases.

“District Court” means the United States District Court for the Northern District of California, having jurisdiction in the Chapter 11 Cases.

“Fires” means the Butte Fire (2015), the North Bay Fires (2017) (consisting of the following fires: LaPorte, McCourtney, Lobo, Honey, Redwood/Potter Valley, Sulphur, Cherokee, 37, Blue, Pocket, Atlas, Cascade, Nuns, Adobe, Norrbom, Pressley, Partrick, Pythian/Oakmont, Maacama, Tubbs, Point, and Sullivan) and the Camp Fire (2018).

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“Fire Victim” means a person or entity damaged, or who purports to have been damaged, in various ways by the Fires.

“Fire Victim Claim” means any claim against the Debtors in any way arising out of the Fires that was channeled to the Trust by the Channeling Injunction and the Plan.

“Lien” or “Liens” means (i) any statutory lien of a Governmental Payor or Medicare Part C or Part D Program sponsor, or (ii) any mortgage, lien, pledge, charge, security interest, or legal encumbrance, of any nature whatsoever, held by any Other Payer or Provider, where there is a legal obligation to withhold payment of an Award, or some portion thereof, to a Claimant under applicable federal or state law or for the Claimant to reimburse the Government Payor, Other Payer or Provider for amounts paid on the Claimant’s behalf in connection with the Claimant’s Fire Victim Claims.

“Released Parties” means the Trust, the Trustee, Delaware Trustee, TOC, Claims Administrator, Special Master and each of their respective predecessors, successors, assigns, assignors, representatives, members, officers, employees, agents, consultants, lawyers, advisors, professionals, trustees, insurers, beneficiaries, administrators, and any natural, legal, or juridical person or entity acting on behalf of or having liability in respect of the Trust, the Trustee, Delaware Trustee, TOC, Claims Administrator or Special Master.

“Retention Orders” means the Order Granting Application of The Official Committee of Tort Claimants Pursuant to 11 U.S.C. §§ 1103 and 363 and Fed. R. Bankr. P. 2014 and 5002 to Retain and Employ Hon. John K. Trotter (Ret.) as Trustee Nunc Pro Tunc to January 13, 2020 [Docket No. 6760] and the Order Granting Application of The Official Committee of Tort Claimants Pursuant to 11 U.S.C. §§ 1103 and 363 and Fed. R. Bankr. P. 2014 and 5002 to Retain and Employ Cathy Yanni as Claims Administrator Nunc Pro Tunc to January 13, 2020 [Docket No. 6759], entered by the Bankruptcy Court on April 14, 2020 in the Chapter 11 Cases.

“Special Master” means the special master appointed by the Superior Court of California for the County of San Francisco to approve any and all minors’ compromises in conjunction with the evaluation, disallowance, resolution, settlement, and approval of any and all Fire Victim Claims in accordance with the CRP.

“TOC” means the members of Trust Oversight Committee appointed by the Consenting Fire Claimant Professionals and the Tort Claimants Committee to oversee the Trust in accordance with the Chapter 11 Plan and the Trust Agreement.

“Trust Agreement” means the PG&E Fire Victim Trust Agreement dated as of July 1, 2020, substantially in the form included in the Plan Supplement filed in the Chapter 11 Cases on May 1, 2020.

“Trustee” means Hon. John K. Trotter (Ret.) or any other person appointed to serve as trustee under and in accordance with the Trust Agreement.

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RELEASE AND INDEMNIFICATION

L. In consideration of the benefit of an Award from the Trust, Claimant, on its own behalf and on behalf of its predecessors, successors, assigns, assignors, representatives, members, officers, agents, affiliates, general partners, limited partners, members, managers, direct and indirect equity holders in their capacity as equity holders, subsidiaries, managed accounts or funds, controlling persons, employees, fund advisors, agents, and other representatives, trustees, insurers, estates, beneficiaries, executors, administrators, does hereby voluntarily, intentionally, knowingly, absolutely, unconditionally and irrevocably waive, release, remit, acquit, forever discharge, covenant not to sue, and hold harmless the Released Parties from and with respect to any and all claims, including, but not limited to, all claims as defined in section 101(5) of the Bankruptcy Code, charges, complaints, demands, obligations, causes of action, losses, expenses, suits, awards, promises, agreements, rights to payment, right to any equitable remedy, rights of any contribution, indemnification, reimbursement, subrogation or similar rights, demands, debts, liabilities, express or implied contracts, obligations of payment of performances, rights of offset or recoupment, costs, expenses, attorneys’ and other professional fees and expenses, compensation or other relief, and liabilities of any nature whatsoever whether present or future, known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative and whether based on contract, tort, statutory, or other legal or equitable theory of recovery (collectively, “Released Claims”) arising from, relating to, resulting from or in any way connected to, in whole or in part, the discharge of the Released Parties’ duties and responsibilities under the Retention Order, the Trust Agreement, including any agreement, document, instrument or certification contemplated by the Trust Agreement, the CRP, the Chapter 11 Plan, the formulation, preparation, negotiation, execution or consummation of the Trust Agreement, the CRP and the Chapter 11 Plan, and any and all other orders of the District Court or Bankruptcy Court relating to the Released Parties and/or their duties and responsibilities, from the beginning of time through the execution date of this Release.1 Claimant covenants and agree that it will honor the release as set forth in the preceding sentence and, further, that it will not (i) institute a lawsuit or other action based upon, arising out of, or relating to any Released Claim released hereby, (ii) participate, assist, or cooperate in any such action, or (iii) encourage, assist and/or solicit any third party to institute any such action.

M. Claimant hereby acknowledges that pursuant to the Chapter 11 Plan, the Channeling Injunction and the order confirming the Chapter 11 Plan, the Debtors have been fully and completely discharged and released and their respective property and successors and assigns from any and all liability arising from or related to any Fire Victim Claim asserted.

N. Claimant hereby acknowledges that it is solely and ultimately responsible for the satisfaction and discharge of all Liens. Claimant shall use best efforts to resolve all known Liens.

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A SUBSEQUENT RELEASE OR ANNEX TO THE ORIGINAL RELEASE WILL BE REQUIRED TO BE EXECUTED BY THE CLAIMANT AT THE TIME OF EACH DISTRIBUTION, RELEASING THE RELEASED PARTIES FROM THE DATE OF THE LAST RELEASE THROUGH THE DATE OF EACH SUBSEQUENT RELEASE

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O. In further consideration of the benefit of an Award, Claimant shall indemnify and forever hold harmless, and pay all final judgments, damages, costs, expenses, fines, penalties, interest, multipliers, or liabilities in whatsoever nature, including the costs of defense and attorneys’ fees of, the Released Parties against any and all Claims.

P. Claimant, as assignor, hereby irrevocably and unconditionally transfers and assigns to the Trust, as assignee, any and all rights to pursue and release 2015 Insurance Rights for it Claim for the full amount of the liability that either of the Debtors may have or have had for its Claim.

Q. [Claimant, as assignor, hereby irrevocably and unconditionally transfers and assigns to the Trust, as assignee, any and all rights to pursue and release Claimant Insurance Rights for its Fire Victim Claim for the full amount of the liability any Claimant Insurance Company may have or has had for its Fire Victim Claim and has not previously paid.]2

R. Claimant acknowledges that the Trust is not providing any tax advice with regard to the receipt of the Award or any component thereof, and understands and agrees that it shall be solely responsible for compliance with all tax laws with respect to the Award, to the extent applicable.

Claimant Name:

By:

Authorized Signature:

Title:

Date:

[2]	This provision will be included only if an assignment pursuant to Trust Agreement Section 2.6(c) is contemplated.

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EXHIBIT 5

MUTUAL MADE WHOLE RELEASE

The terms “Claimant” and “Insurer,” are defined in Paragraph G. below.

______, Trustee of the Fire Victim Trust, the undersigned party or personal representative (referred to herein as “Claimant”), individually and on behalf of the estate of the Claimant, and the Insurer (collectively, the “Parties” or “Releasees”) agree as follows:

B. Whereas, the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated ______________ (the “Plan”), was confirmed by an order of the United States Bankruptcy Court for the Northern District of California entered on ______________, 2020, and the Plan became effective on _________, 2020.

C. Whereas the Plan provides for the treatment of all allowed Fire Victim Claims (as defined in the Plan) against the Debtors through the Fire Victim Trust (as defined in the Plan) and for the discharge of the Debtors from any further or other liability on account of all Fire Victim Claims.

D. Whereas the Plan provides for the treatment of all allowed Subrogation Wildfire Claims (as defined in the Plan) against the Debtors through the Subrogation Wildfire Trust (as defined in the Plan) and for the discharge of the Debtors from any further or other liability on account of all Subrogation Wildfire Claims.

E. Whereas, the Plan provides that the Fire Victim Claims are administered by a Fire Victim Trust and a Fire Victim Trustee who operates independent from the Debtors, holders of the Fire Subrogation Claims, and the Insurer. Neither the Debtors, holders of the Fire Subrogation Claims, nor the Insurer shall have any right to participate in the administration of the Fire Victim Trust, review any allocation or distribution decision of the Trustee or Trust Oversight Committee, including that of the Claimant, or make any claim for money against the Trust or the Trustee in any way or at any time.

F. Whereas, the Trustee and Fire Victim Trust Oversight Committee have reviewed and advised the Claimant of (a) the total amount paid into the Fire Victim Trust available for compensation to the Fire Victims, (b) the total number of claims made against the Fire Victim Trust, (c) the process by which trust funds will be allocated and distributed, and (d) the total allocated amount from the Fire Victim Trust to the Claimant (“Total Allocation Award”).

G. Whereas, the Claimant has reviewed the Total Allocation Award.

H. Whereas, the Plan provides the Claimant and the Insurer execute a mutual limited release after the Claimant has reviewed the Total Allocation Award wherein the Claimant agrees to release only their claim against the Insurer under the Made Whole Doctrine (see Paragraph 1) and no other claim, cause of action, defense or remedy against the Insurer, and the Insurer agrees to release the Claimant as described herein in Paragraph 3. For the purpose of this Release, “Claimant” includes the Claimant’s heirs, legal representatives, successor or assigns and

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“Insurer” includes the Claimants’ insurance carriers, their past and present holders of insurance subrogation claims against the Debtors (and their direct and indirect assignors or assignees), and each of their directors, officers, agents, consultants, financial advisers, employees, attorneys, predecessors, successors and assigns.

I. Whereas, nothing in this Release is an affirmation, representation, or an acknowledgment that the Claimant has in fact been fully compensated for their damages covered by the contract of insurance between the Insurer and the Claimant. The parties agree that Court’s approval of the Plan and the Claimants’ acceptance of the Total Allocation Award does not establish that the Claimant has been fully compensated under California law for their compensable damages as a result of the fire to the extent those damages are covered by insurance.

J. Whereas, the Insurer has agreed to the terms, provisions, and agreements of this Mutual Release in a separate agreement dated _______, 20__, affirming, adopting, and attaching a copy of this Mutual Release (“Insurer Adoption Agreement”). This Mutual Release is conditioned upon the Insurer, or the Insurer’s successor on behalf of the Insurer, filing in the Chapter 11 case the Insurer Adoption Agreement, which states the Insurer releases, as to the Made Whole Doctrine only, each Claimant who signs and agrees to the terms of this Mutual Release. The terms, provisions, and agreements of the Insurer Adoption Agreement are incorporated herein by reference. Insurer’s consent and agreement to the terms, provisions, and agreements of this Mutual Release shall be effective upon the signature of the Claimant.

K. Whereas, this release is not required for the Trustee to allocate and distribute preliminary awards to individuals on a case by case basis for humanitarian or urgent needs.

NOW, THEREFORE, in consideration for the agreements described in this Release and other good and valuable consideration, the Claimant and the Insurer agree as follows:

1. By accepting the Total Allocation Award, the Claimant hereby waives and releases their rights, known or unknown, to assert the Made Whole Doctrine against the Insurer. Claimant is not waiving or releasing any other claim, cause of action, defense, or remedy against Insurer. Also, by signing this agreement, the Claimant is not agreeing as a factual matter that the Claimant has been fully compensated for each and every category of their damages under California law.

2. The Claimant is not releasing any claims the Claimant may have against the Insurer other than the Claimant’s foregoing waiver set forth in Paragraph 1. The Parties to this Release further agree and acknowledge that the Claimant is not releasing any claims, except and only to the extent set forth above, they might have against the Insurer, including but not limited to those claims or causes of action related to: (1) the policy of insurance and what is still owed or to be paid under the policy terms and conditions; (2) the right to pursue claims already made or to make new or continued claims under the policy; (3) claims handling issues; (4) delay in paying claims under the policy; (5) inadequate or untimely communication relating to the claim; (6) unreasonable positions taken relating to coverage, payment of the claim, acknowledging coverage, or day-today claims decisions; (7) actions or inactions of insurance agents or brokers in underwriting, securing, adjusting, calculating or recommending coverage; (8) coverage issues

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over policy language; (9) any action for bad faith or breach of the covenant of good faith and fair dealing; (10) any claims to reform or modify the terms of any policy; (11) any rights to recover damages for breach of contract or tort (including punitive damages), penalties or equitable relief; (12) any claims of violations of statutory or regulatory obligations; or (13) any claim for unfair business acts or practices.

3. The Insurer agrees to release and waive any right to make claim for any amount paid to the Claimant pursuant to the Fire Victim Trust or to assert as a defense, offset or reduction, the money paid to the Claimant from the Fire Victim Trust, which belongs solely to the Claimant. The Claimant agrees to make no claim on the money paid to the Insurer from the Subrogation Wildfire Trust. In agreeing to this limited release, Insurer is not releasing any claim, cause of action, defense, or remedy it may have against the Claimant other than Claimant’s foregoing release of any Made Whole Doctrine claim.

4. The Insurer is not releasing any claims the Insurer may have against Claimant other than the Insurer’s foregoing waiver set forth in Paragraph 3. The Parties to this Release further agree and acknowledge that the Insurer is not releasing any claims, except and only to the extent set forth above, it might have against the Claimant, including but not limited to those claims related to: (1) the policy of insurance and what is still owed or to be paid under the policy terms and conditions; (2) defenses to garden variety claims handling issues unrelated to the Made Whole Doctrine; (3) defenses related to delay in paying claims under the policy; (4) defenses to alleged inadequate or untimely communication relating to the claim; (5) defenses to alleged unreasonable positions taken relating to coverage, payment of the claim, acknowledging coverage, or day-today claims decisions; (6) defenses to actions or inactions of insurance agents or brokers in securing coverage; (7) coverage issues over policy language unrelated to Made Whole Doctrine; or (8) defenses to any common law action for bad faith unrelated to Made Whole Doctrine.

5. The Insurer further agrees that the Total Allocation Award shall not be the subject of discovery or mentioned in any pleadings in any state or federal court action or admissible in evidence in any state or federal court action for any of the causes of action or claims for relief identified in Paragraphs 2 or 4. Claimant agrees that the amount paid to Insurer from the Subrogation Wildfire Trust shall not be the subject of discovery or mentioned in any pleadings in any state or federal court action or admissible in evidence in any state or federal court action.

6. To the extent that the Claimant brings a claim for breach of contract, wrongful denial of coverage and/or bad faith against the Insurer, the Insurer shall not assert in any way or at any time that the Claimant should have or could have pursued that claim against the Debtors, the Fire Victim Trust, or any other party. The Insurer agrees that that it will not assert in any action or proceeding covered under Paragraph 2 or 4 that the Claimant has been compensated as a result of the Claimant’s settlement with the Debtors.

7. Both the Claimant and the Insurer agree that this Release gives the parties released the status of third-party beneficiary of the Release, and such Releasees may enforce this Release and any rights or remedies set forth herein.

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8. This Release contains the entire agreement between the parties as to the subject matter hereof and is effective immediately upon signing. Likewise, the release in Paragraph 1 is effective immediately upon signing. If there is a conflict between this Release and any other prior or contemporaneous agreement between the parties concerning the subject matter of the Release, the Release controls.

9. The law of the State of California shall govern the interpretation of this Release. The Bankruptcy Court has jurisdiction to resolve any disputes under this agreement.

10. Each Releasor states that he, she, or it is of legal age, with no mental disability of any kind, is fully and completely competent, and is duly authorized to execute this Release on Releasor’s own behalf. Releasor further states that this Release has been explained to Releasor and that Releasor knows the contents as well as the effect thereof. Releasor further acknowledges that Releasor executed this Release after consulting with Releasor’s attorney or the opportunity to consult with an attorney.

11. For avoidance of doubt, the Made Whole Doctrine is described herein. Subrogation is a doctrine that permits an insurance company, or its assignees, to assert the rights and remedies of an insured against a third-party tortfeasor. The Made Whole Doctrine is a common law exception to insurer’s right of subrogation. The Made Whole Doctrine, under certain circumstances, could preclude an insurer from recovering any third-party funds unless and until the insured has been made whole for the loss. Both the Claimant and Insurer agree that this Release does not modify, abrogate or affect any prior release or waiver between the Parties arising from the Fire.

12. Consistent with the foregoing, it is expressly understood and agreed by claimant that claimant is waiving and releasing all known or unknown claims under the Made Whole Doctrine. It is expressly understood and agreed by insurer that insurer is waiving and releasing all known or unknown claims under the Made Whole Doctrine as to claimant.

Executed on this [•] day of [•], 20[•].

BY CLAIMANT [Add Name]:

Signature of Claimant or Representative

Printed Name of Signatory

Capacity of Signatory

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EXHIBIT 6

PG&E FIRE VICTIM TRUST AGREEMENT INVESTMENT GUIDELINES

In General. As set forth in Section 3.2 of the PG&E Fire Victim Trust Agreement (the “Trust Agreement”), the following written Investment Guidelines shall apply unless and until modified in writing in accordance with the terms of the Trust Agreement. Only the following investments will be permitted, provided that maturities on the following securities do not exceed thirty six (36) months, all investments are U.S. dollar denominated, and all rating requirements are satisfied at the time of purchase:

(i)	marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(ii)

marketable debt securities, rated AAA by Moody’s and/or AAA by S&P (to be reconfirmed on a quarterly basis) and issued by U.S. Government-sponsored enterprises, U.S. federal agencies, U.S. federal financial banks, or international institutions whose capital stock has been subscribed for by the United States; and

(iii)

certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1.

Except as may be determined by the Trustee in consultation with the Trust’s Investment Advisors with respect to New HoldCo Common Stock, as set forth herein, the borrowing of funds or securities for the purpose of purchasing and the lending of any investments held in the Trust is prohibited.

Notwithstanding the foregoing, it is acknowledged and agreed that the Trustee may liquidate investments and deposit and maintain funds in or with banks, trust companies, savings and loan associations, money market organizations and other depositories or issuers of depository-type accounts at such times as the Trustee determines to be necessary or appropriate to have cash available to satisfy payment obligations and other cash requirements of the Trust.

New HoldCo Common Stock. The foregoing Investment Guidelines shall not apply to the New HoldCo Common Stock transferred to the Trust. The Trustee, as he or she determines to be in the best interest of the Trust and its Beneficial Owners in consultation with the Trust’s Investment Advisors, and to the extent permitted by applicable laws, may:

(i)	implement the Sell-Down Plan;

(ii)

enter into contracts constituting options or other derivative securities (including without limitation any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of an exchangeable security or similar transaction) in connection with bona fide hedging transactions with respect to the New HoldCo Common Stock;

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(iii)	form one or more holding entities (corporation, limited liability company, subsidiary trust or other entity) to hold the New HoldCo Common Stock; and

(iv)

assign, transfer, pledge, grant a lien, security interest or other encumbrance in New HoldCo Common Stock, any interest in any holding entity formed by the Trust to hold New HoldCo Common Stock or any interest in any direct or indirect parent (other than the Trust) of any such holding entity.

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